Exhibit 4.1

EXECUTION COPY

VOLKSWAGEN AUTO LEASE TRUST 2014-A

0.20000% Auto Lease Asset Backed Notes, Class A-1

0.52% Auto Lease Asset Backed Notes, Class A-2-A

LIBOR + 0.21% Auto Lease Asset Backed Notes, Class A-2-B

0.80% Auto Lease Asset Backed Notes, Class A-3

0.99% Auto Lease Asset Backed Notes, Class A-4

CITIBANK, N.A.,

as Indenture Trustee,

and

VOLKSWAGEN AUTO LEASE TRUST 2014-A,

as Issuer

INDENTURE

Dated as of February 12, 2014

TRUST INDENTURE ACT CROSS-REFERENCE CHART

(this chart is not a part of this Indenture)

TIA Section	Indenture Reference

310(a)(1)	6.8, 6.11
310(a)(2)	6.8, 6.11
310(a)(3)	6.10(b)
310(a)(4)	Not applicable
310(a)(5)	6.11
310(b)	6.11
310(c)	Not applicable
311(a)	6.15
311(b)	6.15
311(c)	Not applicable
312(a)	7.1, 7.2(a)
312(b)	7.2(b)
312(c)	7.2(c)
313(a)	7.3
313(b)	7.3
313(c)	7.3
313(d)	7.3
314(a)	3.9
314(b)	3.6
314(c)(1)	11.1(a)
314(c)(2)	11.1(a)
314(c)(3)	11.1(a)
314(d)	11.1(b)
314(e)	11.1(a)
315(a)	6.1(b)
315(b)	6.5
315(c)	6.1(a)
315(d)	6.1(c)
315(d)(1)	6.1(b), 6.1(c)(i)
315(d)(2)	6.1(c)(ii)
315(d)(3)	6.1(c)(iii)
315(e)	5.13
316(a)(1)(A)	5.11
316(a)(1)(B)	5.12
316(a)(2)	Not Applicable
316(b)	5.7
316(c)	5.6(b)
317(a)(1)	5.3(a), 5.3(b)
317(a)(2)	5.3(d)
317(b)	3.3
318(a)	11.17

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-ii-

(continued)

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(continued)

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(continued)

SCHEDULE I	PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

SCHEDULE II	NOTICE ADDRESSEES

EXHIBIT A	FORM OF NOTE

EXHIBIT B	SERVICING CRITERIA TO BE ADDRESSED IN INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

EXHIBIT C	FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

APPENDIX A	DEFINITIONS

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THIS INDENTURE, dated as of February 12, 2014, (as amended, modified or supplemented from time to time, this “Indenture”) is between VOLKSWAGEN AUTO LEASE TRUST 2014-A, a Delaware statutory trust (the “Issuer”), and CITIBANK, N.A., a national banking association, as trustee (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s 0.20000% Auto Lease Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), 0.52% Auto Lease Asset Backed Notes, Class A-2-A (the “Class A-2-A Notes”), LIBOR + 0.21% Auto Lease Asset Backed Notes, Class A-2-B (the “Class A-2-B Notes” and, together with the Class A-2-A Notes, the “Class A-2 Notes”) 0.80% Auto Lease Asset Backed Notes, Class A-3 (the “Class A-3 Notes”) and 0.99% Auto Lease Asset Backed Notes, Class A-4 (the “Class A-4 Notes”) and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Notes”).

GRANTING CLAUSE

The Issuer, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in and to (i) the Trust Estate and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the Trust Estate and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the Trust Estate, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property that at any time constitute all or part of or are included in the proceeds of any of the Trust Estate (collectively, the “Collateral”).

The Indenture Trustee, on behalf of the Noteholders, acknowledges the foregoing Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture.

Without limiting the foregoing Grant, any Unit the beneficial interest in which was reallocated from the Transaction SUBI Portfolio to the UTI Portfolio pursuant to Section 2.3 of the SUBI Sale Agreement or Section 7.12 of the Transaction SUBI Servicing Supplement shall be deemed to be automatically released from the lien of this Indenture without any action being taken by the Indenture Trustee upon payment by VCI of the related Securitization Value for such Unit.

Notwithstanding any statement to the contrary contained in any Transaction Document, neither the Indenture Trustee nor any of the Noteholders shall have any security interest in any funds held by the Qualified Intermediary or in any Qualified Intermediary Account which represent Sales Proceeds with respect to any of the Transaction Vehicles relating to the Transaction Units, and such funds shall not constitute Collateral; provided, however, that Sales

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Proceeds from the sale of any Transaction Vehicle received after the exercise of remedies with respect to an Indenture Default pursuant to Article V shall not be deposited with the Qualified Intermediary or into any Qualified Intermediary Account, and nothing contained herein shall limit any right of the Indenture Trustee or any Noteholder with respect to Sales Proceeds received after such exercise of remedies. It is the intention of the parties hereto that the preceding sentence shall satisfy the requirements of Treasury Regulation Section 1.1031(k)-1(g)(4), which requires that the Issuer, the Transferor and their respective Affiliates not have the right to receive, pledge, borrow or otherwise obtain the benefits of money or other property held by the Qualified Intermediary.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in Appendix A hereto.

Section 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.3 Interpretive Provisions.

(a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Indenture include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein”, “hereof” and the like shall refer to this Indenture as a whole and not to any particular part, Article or Section within this Indenture, (iii) the term “include” and all variations thereof shall mean include without limitation, (iv) the term “proceeds” shall have the meaning set forth in the applicable UCC, (v) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation and (vi) references to any Person include that Person’s successors and assigns.

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(b) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Indenture or in any such certificate or other document shall control.

ARTICLE I

ITHE NOTES

Section 2.1 Form. The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.

The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture.

Section 2.2 Execution, Authentication and Delivery. The Notes shall be executed by the Owner Trustee on behalf of the Issuer by any of its Authorized Officers. The signature of any Authorized Officer of the Owner Trustee on the Notes may be manual or by facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee shall bind the Issuer, notwithstanding that any such individuals have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall, upon Issuer Order, authenticate and deliver for original issue the following aggregate principal amounts of the Notes: (i) $263,000,000 of Class A-1 Notes, (ii) $325,000,000 of Class A-2-A Notes, (iii) $381,000,000 of Class A-2-B Notes, (iv) $426,000,000 of Class A-3 Notes and (v) $104,000,000 of Class A-4 Notes. The aggregate principal amount of Class A-1 Notes, Class A-2-A Notes, Class A-2-B Notes, Class A-3 Notes and Class A-4 Notes outstanding at any time may not exceed such respective amounts, except as provided in Section 2.5.

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Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof; provided, however, that on the Closing Date, one Class A-1 Note, one Class A-2-A Note, one Class A-2-B Note, one Class A-3 Note and one Class A-4 Note may be issued in a denomination other than an integral multiple of $1,000 that includes any remaining portion of the Initial Class A-1 Note Balance, the Initial Class A-2-A Note Balance, the Initial Class A-2-B Note Balance, the Initial Class A-3 Note Balance and the Initial Class A-4 Note Balance, respectively.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.3 Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the related Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.4 Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee is hereby appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of such appointment and the location, and any change in such location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Authorized Officer of the Note Registrar as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

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Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute and the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee, one or more new Notes in any authorized denominations, of the same Class and a like aggregate outstanding principal amount.

At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of the same Class and a like aggregate outstanding principal amount, upon surrender of such Notes at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee the Notes that the Noteholder making such exchange is entitled to receive.

Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee, duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 2.3 or 9.5 not involving any transfer.

Each purchaser or transferee of a Note, by its acceptance of that Note, will be deemed to have represented that (a) it is not acquiring the Note (or any interest therein) with the assets of a Benefit Plan or any other employee benefit plan or arrangement that is subject to a law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (b)(i) the Notes are rated at least “BBB-” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer and (ii) its acquisition, holding and disposition of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, a nonexempt violation of any similar applicable law).

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, transfers or exchanges of any Note (i) selected for redemption or (ii) for a period of 15 days preceding the due date for any payment with respect to such Note.

Section 2.5 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture

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Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article 8 of the UCC), and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and, upon Issuer Request, the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note (but not a mutilated Note) shall have become or within seven days shall become due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may upon delivery of the security or indemnity herein required pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without the surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the related Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and their respective agents may treat the Person in whose name any Note is registered (as of the date of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any of their respective agents shall be affected by notice to the contrary.

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Section 2.7 Payment of Principal and Interest; Defaulted Interest.

(a) Each Note shall accrue interest at its respective Interest Rate, and such interest shall be payable on each Payment Date as specified therein, subject to Sections 3.1 and 8.1. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date for such Class (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

(b) The principal of each Note shall be payable in installments on each Payment Date as provided in Section 8.4. Notwithstanding the foregoing, the entire unpaid Note Balance and all accrued interest thereon shall be due and payable, if not previously paid, on the earlier of (i) the date on which an Indenture Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of a majority of the Outstanding Note Amount, have declared the Notes to be immediately due and payable in the manner provided in Section 5.2, (ii) with respect to any Class of Notes, on the Final Scheduled Payment Date for that Class and (iii) the Redemption Date. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which Indenture Trustee expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be transmitted prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

(c) If the Issuer defaults on a payment of interest on any Class of Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful at the applicable Interest Rate for such Class of Notes), which shall be due and payable on the Payment Date following such default. The Issuer shall pay such defaulted interest to the Persons who are Noteholders on the Record Date for such following Payment Date.

Section 2.8 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or

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disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.

Section 2.9 Release of Collateral. Subject to Section 11.1 and the terms of those Transaction Documents to which the Indenture Trustee is a party, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request. Notwithstanding the foregoing, any Unit the beneficial interest in which was reallocated from the Transaction SUBI Portfolio to the UTI Portfolio pursuant to Section 2.3 of the SUBI Sale Agreement or Section 7.12 of the Transaction SUBI Servicing Supplement shall be deemed to be automatically released from the lien of this Indenture without any action being taken by the Indenture Trustee upon payment by VCI of the related Securitization Value for such Unit.

Section 2.10 Book-Entry Notes. Unless otherwise specified herein, the Notes, upon original issuance, will be issued in the form of one or more typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. One fully registered Note shall be issued with respect to each $500 million in principal amount of each Class of Notes or any such lesser amount as necessary. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note except as provided in Section 2.12. Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.12:

(a) the provisions of this Section shall be in full force and effect;

(b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholder, and shall have no obligation to Note Owners;

(c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency or Clearing Agency Participants; pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Outstanding Note Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

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Section 2.11 Notices to Clearing Agency. Whenever a notice or other communication to Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

Section 2.12 Definitive Notes. If (i) (A) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Depository Agreement and (B) the Indenture Trustee or the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after an Indenture Default, Note Owners representing in the aggregate not less than a majority of the Outstanding Note Amount, voting together as a single Class, advise the Indenture Trustee through the Clearing Agency and its Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency or its successor is no longer in the best interest of Note Owners, the Indenture Trustee shall be required to notify all Note Owners, through the Clearing Agency, of the occurrence of such event and the availability through the Clearing Agency of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee by the Clearing Agency of the Note or Notes representing the Book-Entry Notes and the receipt of instructions for re-registration, the Indenture Trustee shall issue Definitive Notes to Note Owners, who thereupon shall become Noteholders for all purposes of this Indenture. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

The Indenture Trustee shall not be liable if the Indenture Trustee or the Administrator is unable to locate a qualified successor Clearing Agency. The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of such methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

If Definitive Notes are issued and the Indenture Trustee is not the Note Registrar, the Issuer shall furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders (i) as of each Record Date, within five days thereafter and (ii) as of not more than ten days prior to the time such list is furnished, within 30 days after receipt by the Issuer of a written request therefor.

Section 2.13 Authenticating Agents. Upon the request of the Issuer, the Indenture Trustee shall, and if the Indenture Trustee so chooses the Indenture Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.2, 2.3, 2.4, 2.5 and 9.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes by the Indenture Trustee. The Indenture Trustee shall be the Authenticating Agent in the absence of any appointment thereof.

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Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Issuer. The provisions of Sections 2.8 and 6.4 shall be applicable to any Authenticating Agent.

Section 2.14 Tax Treatment. The Issuer has entered into this Indenture, and the Notes shall be issued, with the intention that, solely for federal, state and local income, franchise and/or value added tax purposes, the Notes shall qualify as indebtedness secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, franchise and/or value added tax purposes as indebtedness.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1 Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered to have been paid by the Issuer to such Noteholder for all purposes of this Indenture. The final interest payment on each Class of Notes is due on the earlier of (a) the Payment Date (including any Redemption Date) on which the principal amount of that Class of Notes is reduced to zero or (b) the applicable Final Scheduled Payment Date for that Class of Notes.

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Section 3.2 Maintenance of Office or Agency. As long as any of the Notes remain outstanding, the Issuer shall maintain at the Corporate Trust Office or at such other location in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices to and demands upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.3 Money for Payments to be Held in Trust. As provided in Sections 8.4 and 5.4(b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on Notes shall be paid over to the Issuer except as provided in this Section.

On or prior to each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited into the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, and the Paying Agent shall hold such sum in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of any failure by the Issuer to effect such deposit.

The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section, that such Paying Agent shall:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Indenture Trustee written notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) promptly resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

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The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and distributed by the Indenture Trustee to the Issuer and the related Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such payment, shall at the reasonable expense of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Certificateholders. The Indenture Trustee shall also adopt and employ, at the written direction of the Issuer and at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders the Notes of which have been called but not surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or any Paying Agent at the last address of record for each such Noteholder).

Section 3.4 Existence. The Issuer shall keep in full effect its existence and rights as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

Section 3.5 Protection of Collateral. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other Liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Collateral. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto, shall file or authorize the filing of all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and shall take such other action necessary or advisable to:

(a) Grant more effectively all or any portion of the Collateral;

(b) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

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(c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(d) enforce any of the Collateral;

(e) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in the Collateral against the claims of all Persons; or

(f) pay or cause to be paid all taxes or assessments levied or assessed upon the Collateral when due.

The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact and hereby authorizes the Indenture Trustee to file all financing statements, continuation statements or other instruments required to be executed or filed pursuant to this Section. Notwithstanding anything to the contrary contained herein (including the authorization to file granted in the preceding sentence), the Indenture Trustee shall have no duty and shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest.

Section 3.6 Opinions as to Collateral.

(a) On the Closing Date, the Issuer shall furnish or cause to be furnished to the Indenture Trustee, an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been duly filed that are necessary to create and maintain the lien and security interest of the Indenture Trustee in the Collateral and reciting the details of such action, or (ii) no such action is necessary to create and maintain such lien and security interest.

(b) Within 90 days after the end of each fiscal year of the Issuer (or, if such day is not a Business Day, the next Business Day), beginning with the fiscal year ending December 31, 2014, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been filed that are necessary to continue the lien and security interest of the Indenture Trustee in the Collateral and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action is necessary to continue such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 30 in the following calendar year.

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Section 3.7 Performance of Obligations; Administration of the Transaction SUBI Assets.

(a) The Issuer shall not take any action and shall use its reasonable efforts not to permit any action to be taken by others, including the Administrator, that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Transaction Documents or such other instrument or agreement.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator, and the Administrator has agreed, to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer shall punctually perform and observe all of its respective obligations and agreements contained in this Indenture, the other Transaction Documents and the instruments and agreements included in the Collateral, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer, as a party to the Transaction Documents and as Holder of the Transaction SUBI Certificate, shall not amend any Transaction Document to which it is a party or any provision thereof other than in accordance with the amendment provisions set forth in such Transaction Document.

Section 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(a) engage in any activities other than financing, acquiring, owning, pledging and managing the Transaction SUBI Certificate and the other Collateral as contemplated by this Indenture and the other Transaction Documents;

(b) except as expressly permitted herein or in the other Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer;

(c) claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(d) (i) permit the validity or effectiveness of this Indenture to be impaired, permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (ii) permit any Adverse Claim (other than Permitted Liens) to be created on or extend to or otherwise arise upon or burden the Trust Estate, any part thereof or any interest therein or the proceeds thereof or (iii) except as otherwise provided in the Transaction Documents, permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any Permitted Lien) security interest in the Collateral;

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(e) incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Transaction Documents;

(f) except as otherwise permitted by the Transaction Documents, dissolve or liquidate in whole or in part; or

(g) merge or consolidate with any other Person.

Section 3.9 Annual Compliance Statement.

(a) The Issuer shall deliver to the Indenture Trustee and each Rating Agency, within 90 days after the end of each fiscal year of the Issuer (or, if such day is not a Business Day, the next Business Day), beginning with the fiscal year ending December 31, 2014 an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i) a review of the activities of the Issuer during such year (or since the Closing Date, in the case of the first such Officer’s Certificate) and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

(b) The Issuer shall:

(i) file with the Indenture Trustee, within 15 days after the Issuer is required (if at all) to file the same with the Commission, copies of the annual reports and such other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or such other reports required pursuant to TIA Section 314(a)(1);

(ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such other information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders as required by TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 3.9(b) as may be required pursuant to rules and regulations prescribed from time to time by the Commission.

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(c) Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

(d) The fiscal year of the Issuer shall end on December 31st.

Section 3.10 Restrictions on Certain Other Activities. Except as otherwise provided in the Transaction Documents, the Issuer shall not: (i) engage in any activities other than financing, acquiring, owning, pledging and managing the Transaction SUBI Certificate and the other Collateral in the manner contemplated by the Transaction Documents; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than the Notes; (iii) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; or (iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.11 Notice of Indenture Defaults. The Issuer shall promptly deliver to the Indenture Trustee and each Rating Agency written notice in the form of an Officer’s Certificate of any Indenture Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 3.12 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 3.13 Delivery of Transaction SUBI Certificate. On the Closing Date, the Issuer shall deliver or cause to be delivered to the Indenture Trustee as security for its obligations hereunder, the Transaction SUBI Certificate. The Indenture Trustee shall take possession of the Transaction SUBI Certificate in New York and shall at all times during the period of this Indenture maintain custody of the Transaction SUBI Certificate in New York.

Section 3.14 Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Transaction Document.

Section 3.15 Perfection Representations.

(a) The representations, warranties and covenants set forth in Schedule I hereto shall be a part of this Indenture for all purposes.

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(b) Notwithstanding any other provision of this Indenture or any other Transaction Document, the perfection representations contained in Schedule I hereto shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.

(c) The parties to this Indenture: (i) shall not waive any of the perfection representations contained in Schedule I hereto; and (ii) shall not waive a breach of any of the perfection representations contained in Schedule I hereto.

(d) The Issuer shall provide the Rating Agencies with prompt written notice of any breach of perfection representations contained in Schedule I hereto.

Section 3.16 Exchange Act Filings. The Issuer hereby authorizes the Servicer and the Transferor, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes required to be filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall discharge with respect to the Collateral securing the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.11 and 3.13, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand and at the expense and on behalf of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (i) either (A) all Notes theretofore authenticated and delivered (other than (1) Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter paid to the Persons entitled thereto or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable on the applicable Final Scheduled Payment Date within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (that will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (including interest and any fees and expenses due and payable to the Owner Trustee and the Indenture Trustee) not theretofore delivered to the Indenture Trustee for cancellation, when due, to the

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applicable Final Scheduled Payment Date for each Class, or to the Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be; (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and (iii) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 11.1 and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (and, in the case of an Officer’s Certificate, stating that the Rating Agency Condition has been satisfied (provided, that such Officer’s Certificate need not state that the Rating Agency Condition has been satisfied if all amounts owing on each Class of Notes have been paid or will be paid in full on the date of delivery of such Officer’s Certificate)).

Section 4.2 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture. Such monies need not be segregated from other funds of the Indenture Trustee except to the extent required herein or as required by law.

Section 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and such Paying Agent shall thereupon be released from all further liability with respect to such monies.

ARTICLE V

INDENTURE DEFAULT

Section 5.1 Indenture Defaults. The occurrence and continuation of any one of the following events (whatever the reason for such Indenture Default and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an “Indenture Default”):

(a) default in the payment of any interest on any Note when the same becomes due, and such default shall continue for a period of 5 days or more;

(b) default in the payment of principal of any Note at the related Final Scheduled Payment Date or the Redemption Date;

(c) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, which default or inaccuracy materially and adversely affects the interests of the Noteholders, and such default

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shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Noteholders representing at least a majority of the Outstanding Note Amount, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(e) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, the making by the Issuer of any general assignment for the benefit of creditors, the failure by the Issuer generally to pay its debts as such debts become due or the taking of action by the Issuer in furtherance of any of the foregoing;

provided, however, that a delay in or failure of performance referred to under clauses (a), (b) or (c) above for a period of 120 days will not constitute an Indenture Default if that delay or failure was caused by force majeure or other similar occurrence.

The Issuer shall promptly deliver to the Indenture Trustee and each Rating Agency written notice in the form of an Officer’s Certificate of any Indenture Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Subject to the provisions herein relating to the duties of the Indenture Trustee, if an Indenture Default occurs and is continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Noteholder, if the Indenture Trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained herein, Noteholders holding not less than a majority of the Outstanding Note Amount, voting together as a single Class, shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee, and Noteholders holding not less than a majority of the Outstanding Note Amount, voting together as a single Class, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of all of the holders of the Outstanding Notes.

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Section 5.2 Acceleration of Maturity; Waiver of Indenture Default. If an Indenture Default specified in Section 5.1(a), (b) or (c) should occur and be continuing, the Indenture Trustee may, or if directed by the Noteholders representing not less than a majority of the Outstanding Note Amount, voting together as a single Class, shall declare the principal of the Notes to be immediately due and payable. Upon such declaration, the Indenture Trustee shall promptly provide written notice to the Administrator. If an Indenture Default specified in Section 5.1(d) or (e) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all Notes, and all other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder. Such acceleration may be rescinded by (x) in the case of an Indenture Default specified in Section 5.1(d) or (e), Noteholders holding 100% of the Outstanding Amount, and (y) in the case of any other Indenture Default, Noteholders holding a majority of the Outstanding Note Amount, voting together as a single class before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (a) the Issuer has deposited with the Indenture Trustee an amount sufficient to pay (i) all interest on and principal of the Notes as if the Indenture Default giving rise to such declaration had not occurred and (ii) all reasonable amounts previously advanced by the Indenture Trustee and its reasonable costs and expenses and (b) all Indenture Defaults (other than the nonpayment of principal of the Notes that has become due solely by such acceleration) have been cured or waived.

If the Notes have been declared due and payable following an Indenture Default, the Indenture Trustee may institute Proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Collateral) or elect to maintain the Collateral. Any sale of the Collateral by the Indenture Trustee will be subject to the terms and conditions of Section 5.4.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if there is a default in the payment of (i) any interest on the Notes when the same becomes due and payable, and such default continues for a period of five days or (ii) the principal of the Notes at the related Final Scheduled Payment or the Redemption Date, the Issuer shall, upon demand of the Indenture Trustee in writing as directed by Noteholders holding not less than a majority of the Outstanding Note Amount, voting together as a single Class, pay to the Indenture Trustee, for the benefit of such Noteholders, the entire amount then due and payable on such Notes for principal and interest, with interest on the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents, attorneys and counsel.

(b) In case the Issuer shall fail forthwith to pay amounts described in Section 5.3(a) upon demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

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(c) If an Indenture Default shall have occurred and is continuing, the Indenture Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances and disbursements made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

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and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee and, in the event the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances and disbursements made by the Indenture Trustee and each predecessor Indenture Trustee except as a result of its own willful misconduct, negligence or bad faith, and any other amounts due the Indenture Trustee under Section 6.7.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder or to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under the Notes, may be enforced by the Indenture Trustee without the possession of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, advances, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel shall be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.4 Remedies; Priorities.

(a) If an Indenture Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Sections 5.2 and 5.5):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

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(iv) subject to Section 5.17, after an acceleration of the maturity of the Notes pursuant to Section 5.2, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Indenture Default, unless (A) the Transferor elects to exercise its rights to purchase the Transaction SUBI Certificate pursuant to Section 9.4 of the Trust Agreement, (B) the Noteholders holding 100% of the Outstanding Note Amount consent thereto, (C) the proceeds of such sale or liquidation are sufficient to discharge in full all amounts then due and unpaid upon all Outstanding Notes at the date of such sale or (D) there has been an Indenture Default described in Section 5.1(a) or (b) and the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable and the Indenture Trustee obtains the consent of Noteholders holding not less than 66-2/3% of the Outstanding Note Amount, voting together as a single Class; provided, further, that the Indenture Trustee may not sell the Trust Estate unless it shall first have obtained an Opinion of Counsel (at the expense of the Issuer) that such sale will not cause the Origination Trust or an interest therein or portion thereof or the Issuer to be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) of the preceding sentence, the Indenture Trustee may but need not obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

(b) After an acceleration of the maturity of the Notes pursuant to Section 5.2, the Indenture Trustee shall pay out money or property held as Collateral (including available monies on deposit in the Reserve Account and any money or property collected pursuant to this Article upon sale of the Trust Estate) and deposited in the Collection Account in accordance with the following priorities:

(i) first, pro rata, to the Indenture Trustee, the SUBI Trustee and the Owner Trustee, for any accrued and unpaid fees, expenses and indemnity payments pursuant to the terms of this Indenture, the Origination Trust Agreement or the Trust Agreement, as applicable; provided that aggregate expenses payable to the Indenture Trustee, the SUBI Trustee and the Owner Trustee pursuant to this clause (i) shall be limited to $500,000 per annum in the aggregate;

(ii) second, to the Servicer (or any predecessor Servicer, if applicable), for reimbursement of all outstanding Advances;

(iii) third, pro rata, to the Servicer, the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods, and to the Administrator, the Administration Fee, together with any unpaid Administration Fees in respect of one or more prior Collections Periods;

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(iv) fourth, pro rata, to the Noteholders an amount equal to the Accrued Note Interest;

(v) fifth, to the Holders of the Class A-1 Notes, in respect of principal thereof until the Class A-1 Notes have been paid in full;

(vi) sixth, to the Holders of the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes, in respect of principal thereof, on a pro rata basis (based on the Outstanding Note Amount of each Class on such Payment Date) until the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full;

(vii) seventh, pro rata, to the Indenture Trustee, the SUBI Trustee and the Owner Trustee, for any accrued and unpaid fees, expenses and indemnity payments; and

(viii) eighth, any remaining funds shall be distributed to or at the direction of the Certificateholder.

(c) The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Prior to an acceleration of the Notes after an Indenture Default, if the Indenture Trustee collects any money or property pursuant to this Article V, such amounts shall be deposited into the Collection Account and distributed in accordance with Section 8.4 hereof.

Section 5.5 Optional Preservation of the Transaction SUBI Assets. If the Notes have been declared to be due and payable under Section 5.2 following an Indenture Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, unless directed to sell pursuant to Section 9.4 of the Trust Agreement, but need not, elect to maintain possession of the Trust Estate and continue to apply the proceeds thereof in accordance with Section 5.4(b). It is the intent of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may but need not obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Section 5.6 Limitation of Suits.

(a) No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such Noteholder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) Noteholders holding

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not less than 25% of the Outstanding Note Amount have made written request to the Indenture Trustee to institute such Proceeding in respect of such Indenture Default in its own name as Indenture Trustee, (iii) such Noteholder has offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, (iv) the Indenture Trustee has for 60 days after its receipt of notice, request and offer of indemnity failed to institute such Proceedings and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by Noteholders holding a majority of the Outstanding Note Amount.

No Noteholder or group of Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Note Amount, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

(b) No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuer. However, in connection with any action as to which Noteholders are entitled to vote or consent under this Indenture and the Notes, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent in accordance with TIA Section 316(c).

Section 5.7 Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, any Noteholder shall have the right, to receive payment of the principal of and interest on, if any, such Note on or after the respective due dates thereof expressed in such Note or this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment in accordance with Section 5.6, and such right shall not be impaired without the consent of such Noteholder.

Section 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be

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cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Indenture Default shall impair any such right or remedy or constitute a waiver of any such Default or Indenture Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11 Control by Noteholders. Subject to the provisions of Sections 5.4, 5.6, 6.2(d) and 6.2(e), Noteholders holding not less than a majority of the Outstanding Note Amount shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee, provided that:

(a) such direction shall not be in conflict with any rule of law or this Indenture;

(b) except as otherwise permitted by Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be made by Noteholders holding not less than 100% of the Outstanding Note Amount;

(c) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, and except in the case of a sale of the Trust Estate pursuant to Section 9.2 of the Trust Agreement, then any direction to the Indenture Trustee by Noteholders holding less than 100% of the Outstanding Note Amount to sell or liquidate the Trust Estate shall be of no force and effect; and

(d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.1, the Indenture Trustee need not take any action it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.

Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, Noteholders holding not less than a majority of the Outstanding Note Amount, voting together as a single Class, may, by written notice to the Issuer and the Indenture Trustee, waive any past Indenture Default and its consequences except an Indenture Default (i) in payment of principal of or interest on the Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereto.

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Upon any such waiver, such Indenture Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Indenture Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any prior, subsequent or other Indenture Default or impair any right consequent thereto.

Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Note Amount or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the related due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b), if the maturity of the Notes has been accelerated pursuant to Section 5.2, or Section 8.4, if the maturity of the Notes has not been accelerated.

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Section 5.16 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Servicer of its obligations to the Issuer under or in connection with the Servicing Agreement and the Transaction SUBI Servicing Supplement, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with each such agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Servicer thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance by the Servicer of its obligations under the Servicing Agreement.

(b) If an Indenture Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of Noteholders holding not less than a majority of the Outstanding Note Amount, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Transferor and the Servicer under or in connection with the Servicing Agreement or any other Transaction Document, including the right or power to take any action to compel or secure performance or observance by the Transferor or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under such Transaction Document, and any right of the Issuer to take such action shall be suspended.

Section 5.17 Sale of Collateral. If the Indenture Trustee acts to sell the Collateral or any part thereof, pursuant to Section 5.4(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Collateral or any part thereof, in such manner and on such terms as provided above to the highest bidder, provided, however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee shall give notice to the Transferor and Servicer of any proposed sale, and the Transferor, the Servicer or any Affiliate thereof shall be permitted to bid for the Collateral at any such sale. The Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuer that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Collateral pursuant to Section 5.4 and this Section 5.17 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes shall have been paid.

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.1 Duties of Indenture Trustee.

(a) If an Indenture Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

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(b) Except during the continuance of an Indenture Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) the Indenture Trustee may conclusively rely in good faith on its part, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.1;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.1.

(e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Indenture Trustee need not be segregated from other funds of the Indenture Trustee except to the extent required by law or the terms of this Indenture or any other Transaction Document to which the Indenture Trustee is a party.

(g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

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(i) The Indenture Trustee shall not be deemed to have knowledge of any Indenture Default or other event unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or has received written notice thereof in accordance with the provisions of this Indenture or any other Transaction Document.

(j) Nothing contained herein shall be deemed to authorize the Indenture Trustee to engage in any business operations or any activities other than those set forth in this Indenture. Specifically, the Indenture Trustee shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Trust Estate under this Indenture or otherwise vary the assets held by the Issuer. Similarly, the Indenture Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of the Issuer as set forth in this Indenture.

Section 6.2 Rights of Indenture Trustee.

(a) The Indenture Trustee may conclusively rely and shall be protected in acting upon or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, direction, demand, election or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate (with respect to factual matters) or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrator, any co-trustee or separate trustee appointed in accordance with the provisions of Section 6.10 or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Indenture Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

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(f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction.

(g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Notes evidencing not less than a majority of the Outstanding Note Amount; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of each such investigation shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand.

(h) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request.

Section 6.3 Individual Rights of Indenture Trustee. Subject to Section 310 of the TIA, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes. The Indenture Trustee may deal with the Transferor, the Owner Trustee, the Administrator and their respective Affiliates in banking transactions with the same rights it would have if it were not Indenture Trustee, and the Transferor, the Owner Trustee, the Administrator and their respective Affiliates may maintain normal commercial banking and investment banking relationships with the Indenture Trustee and its Affiliates. Any Paying Agent, Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights. The Indenture Trustee must, however, comply with Section 6.11.

Section 6.4 Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the Notes and shall not be responsible for any statement in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes, all of which shall be taken as the statements of the Issuer, other than the Indenture Trustee’s certificate of authentication.

Section 6.5 Notice of Defaults. If an Indenture Default occurs and is continuing, and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder and the Administrator notice of such Indenture Default within 90 days after it occurs. Except in the case of an Indenture Default with respect to payment of principal of or interest on any Note (including payments pursuant to the redemption of Notes), the Indenture Trustee may withhold such notice if and so long as a Responsible Officer in good faith determines that withholding such notice is in the interests of the Noteholders.

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Section 6.6 Reports by Indenture Trustee to Noteholders. The Indenture Trustee, at the expense of the Issuer, shall deliver to each Noteholder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such Holder to prepare its federal and state income tax returns.

Section 6.7 Compensation and Indemnity. The Issuer shall cause the Administrator to agree to (i) pay to the Indenture Trustee from time to time such compensation as the Issuer, the Administrator and the Indenture Trustee shall from time to time agree in writing for services rendered by the Indenture Trustee hereunder in accordance with a fee letter between the Administrator and the Indenture Trustee, (ii) reimburse the Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee and (iii) indemnify the Indenture Trustee for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of the Issuer or the performance of its duties as Indenture Trustee. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall, or shall cause the Administrator to agree to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to agree to, pay the fees and expenses of such counsel. The Indenture Trustee shall not be indemnified by the Administrator, the Issuer, the Transferor or the Servicer against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee shall not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Noteholders in accordance with the terms of this Indenture and (iii) for interest on any money received by it except as the Indenture Trustee and the Issuer may agree in writing.

The compensation and indemnity obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Indenture Default set forth in Section 5.1(e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8 Removal, Resignation and Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer, the Servicer and the Administrator. The Noteholders holding at least a majority of the Outstanding Note Amount, voting as a single Class, may remove the Indenture Trustee without cause by so notifying the Indenture Trustee, the Servicer and the Issuer, and following that removal may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

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(ii) a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or ordering the winding up or liquidation of the Indenture Trustee’s affairs, provided any such decree or order shall have continued unstayed and in effect for a period of 30 consecutive days;

(iii) the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

(iv) the Indenture Trustee otherwise becomes incapable of acting.

Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee (the Indenture Trustee in any such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee which satisfies the requirements set forth in Section 6.11.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and the successor Indenture Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 45 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or Noteholders holding not less than a majority of the Outstanding Note Amount may petition any court of competent jurisdiction (at the expense of the Issuer) for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

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Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the retiring Indenture Trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to Section 6.7.

Section 6.9 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation or depository institution the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or depository institution shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Administrator prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee.

Section 6.10 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee and the Administrator acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate or any part hereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrator may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after it received a request that it so join, the Indenture Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent

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that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee and the Administrator may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and specifically including every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

Section 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of Section 310(a) and (b) of the TIA and shall in addition have (a) a combined capital and surplus of at least $50,000,000 (as set forth in its most recent published annual report of condition) and (b) a long-term debt rating of “A” or better by each Rating Agency or otherwise satisfy the Rating Agency Condition. Neither the Issuer nor any Affiliate of the Issuer may serve as Indenture Trustee.

Section 6.12 Trustee as Holder of Transaction SUBI Certificate. Following the occurrence and continuation of an Indenture Default, to the extent that the Issuer has rights as a Holder of the Transaction SUBI Certificate, including rights to distributions and notice, or is entitled to consent to any actions taken by the Transferor, the Issuer may initiate such action or grant such consent only with consent of the Indenture Trustee at the direction of the Noteholders of not less than a majority of the Outstanding Note Amount. Following the occurrence and

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continuation of an Indenture Default, the Indenture Trustee shall exercise rights as a Holder of the Transaction SUBI Certificate or the right to consent or withhold consent with respect to actions taken by the Transferor or the Issuer, upon the written direction of Holders of a majority of the Outstanding Note Amount; provided, however, that any direction to the Indenture Trustee to remove or replace the Servicer upon a Servicer Default shall be made by Noteholders holding not less than 66-2/3% of the Outstanding Note Amount.

Section 6.13 Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer and Noteholders shall rely:

(i) the Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America; and

(ii) the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture.

Section 6.14 Furnishing of Documents. The Indenture Trustee shall furnish to any Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) therefor, duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the Indenture Trustee under the Transaction Documents.

Section 6.15 Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). Any Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.1 Issuer to Furnish Indenture Trustee Noteholder Names and Addresses. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after each Record Date a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee.

Section 7.2 Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of

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Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be preserved or maintained.

(b) The Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders regarding their rights under this Indenture or under the Notes.

(c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

Section 7.3 Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each March 31, beginning with March 31, 2015, the Indenture Trustee shall mail to each Noteholder and shall file with the Commission as required by TIA Sections 313(c) and 313(d), respectively, a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Indenture Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.2 Accounts.

(a) There has been established and there shall be maintained an Eligible Account (initially at Citibank, N.A.) in the name of the Indenture Trustee until the Outstanding Note Amount is reduced to zero, which is designated as the “Reserve Account”. The Reserve Account shall be held for the benefit of the Noteholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Noteholders. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Note Amount has been reduced to zero. On or prior to the Closing Date, the Issuer shall deposit (or cause to be deposited) an amount equal to the Targeted Reserve Account Balance into the Reserve Account. No checks shall be issued, printed or honored with respect to the Reserve Account.

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(b) There has been established and there shall be maintained an Eligible Account (initially at Citibank, N.A.) in the name of the Indenture Trustee until the Outstanding Note Amount is reduced to zero, which is designated the “Collection Account”. The Collection Account shall be held for the benefit of the Noteholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Noteholders. The Collection Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Note Amount has been reduced to zero. No checks shall be issued, printed or honored with respect to the Collection Account.

(c) There has been established and there shall be maintained an Eligible Account (initially at Citibank, N.A.), which may be a sub-account of the Collection Account, in the name of the Indenture Trustee until the Outstanding Note Amount is reduced to zero, which is designated as the “Principal Distribution Account.” The Principal Distribution Account shall be held for the benefit of the Noteholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Noteholders. The Principal Distribution Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Note Amount has been reduced to zero. No checks shall be issued, printed or honored with respect to the Principal Distribution Account.

(d) All monies deposited from time to time in the Accounts pursuant to this Indenture or the other Transaction Documents shall be held by the Indenture Trustee as part of the Collateral and shall be applied to the purposes herein provided. If any Account shall cease to be an Eligible Account, the Indenture Trustee, until the Outstanding Note Amount has been reduced to zero, shall, as necessary, assist the Administrator in causing each Account to be moved to an institution at which it shall be an Eligible Account.

Section 8.3 Servicer Certificate.

(a) Prior to 11:00 a.m., New York City time, on each Determination Date, the Issuer shall cause the Servicer to agree to deliver to the Indenture Trustee, the Issuer, the Administrator and each Paying Agent hereunder, a certificate (the “Servicer Certificate”) including, among other things, the following information with respect to the related Payment Date and the related Collection Period:

(i) the amount of Collections for such Collection Period;

(ii) the amount of Available Funds for such Collection Period;

(iii) the Accrued Class A-1 Note Interest, the Accrued Class A-2-A Note Interest, the Accrued Class A-2-B Note Interest, the Accrued Class A-3 Note Interest and the Accrued Class A-4 Note Interest with respect to such Payment Date;

(iv) the Class A-1 Note Balance, the Class A-2-A Note Balance, the Class A-2-B Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance, in each case before giving effect to payments on such Payment Date;

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(v) (A) the amount on deposit in the Reserve Account and the Targeted Reserve Account Balance, each as of the beginning and end of the related Collection Period, (B) the amount deposited in the Reserve Account in respect of such Payment Date, if any, (C) the amount, if any, to be withdrawn from the Reserve Account on such Payment Date, (D) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (E) the change in such balance from the immediately preceding Payment Date;

(vi) the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

(vii) the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount for such Payment Date;

(viii) the Note Factor for each Class of the Notes (after giving effect to distributions to the Noteholders on such Payment Date);

(ix) the amount of Advances included in Available Funds for such Collection Period;

(x) any Payment Date Advance Reimbursement for such Collection Period;

(xi) amounts released to the Certificateholders on such Payment Date;

(xii) the Servicing Fee and the Administration Fee for such Collection Period;

(xiii) the amount of Cumulative Net Residual Losses and Cumulative Net Credit Losses through such Collection Period;

(xiv) amounts paid by the Issuer to the Indenture Trustee, the Owner Trustee or any Origination Trustee with respect to trustee fees, expenses or indemnifications;

(xv) the aggregate Securitization Value of the Included Units, and the aggregate Base Residual Value of the Included Units;

(xvi) the number of Included Units at the beginning and at the end of such Collection Period;

(xvii) the number and Securitization Value of Vehicles turned-in by Lessees at the end of the related lease terms;

(xviii) the number and Securitization Value of Included Units for which a Pull-Ahead Amount has been paid to the Issuer during such Collection Period;

(xix) a summary of material modifications, extensions or waivers, if any, to terms of the Leases related to the Included Units during such Collection Period, or since the Closing Date, if such modifications, extensions or waivers have become material over time;

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(xx) a summary of material breaches of representations or warranties related to eligibility criteria for the Units, together with the number and aggregate Securitization Value of repurchased Included Units in connection with such breach during such Collection Period;

(xxi) the number and aggregate Securitization Value of repurchased Included Units in connection with a Postmaturity Term Extension; and

(xxii) a summary of any material breach by the Issuer of transaction covenants.

Each amount set forth pursuant to clauses (iii), (iv), (vi) and (vii) above shall be expressed in the aggregate and as a dollar amount per $1,000 of the Initial Note Balance of a Note.

(b) The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer Certificate delivered to the Indenture Trustee in accordance with this Section, and the Indenture Trustee shall be fully protected in relying upon such Servicer Certificate.

Section 8.4 Disbursement of Funds.

(a) On each Payment Date prior to an acceleration of the maturity of the Notes pursuant to Section 5.2, prior to 1:00 p.m., New York City time, the Paying Agent, in accordance with the related Servicer Certificate and pursuant to the instructions of the Servicer, shall transfer from the Collection Account all Available Funds and shall apply such amount, in accordance with the following priorities:

(i) first, to the Servicer, the Payment Date Advance Reimbursement;

(ii) second, pro rata, to the Servicer, the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods, and to the Administrator, the Administration Fee, together with any unpaid Administration Fees in respect of one or more prior Collection Periods;

(iii) third, pro rata, to the Holders of the Notes, for payment to each respective Class of Noteholders, an amount equal to the Accrued Class A-1 Note Interest, the Accrued Class A-2-A Note Interest, the Accrued Class A-2-B Note Interest, the Accrued Class A-3 Note Interest and the Accrued Class A-4 Note Interest, respectively, for such Payment Date;

(iv) fourth, to the Principal Distribution Account, the First Priority Principal Distribution Amount for such Payment Date, which amount shall be paid in the order of priority set forth in Section 8.4(b);

(v) fifth, to the Reserve Account, until the amount of funds in the Reserve Account is equal to the Targeted Reserve Account Balance;

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(vi) sixth, to the Principal Distribution Account, the Regular Principal Distribution Amount for such Payment Date, if any, which will be allocated to pay principal on the Notes in the order of priority set forth in Section 8.4(b);

(vii) seventh, to the Indenture Trustee, the SUBI Trustee or the Owner Trustee, as applicable, all amounts due as compensation or indemnity payments (to the extent not previously paid) pursuant to the terms of this Indenture, the Origination Trust Agreement or the Trust Agreement; and

(viii) eighth, any remaining funds shall be distributed to or at the direction of the Certificateholder.

(b) On each Payment Date, prior to 1:00 p.m., New York City time, the Paying Agent, in accordance with the related Servicer Certificate and pursuant to the instructions of the Servicer, shall transfer from the Principal Distribution Account all amounts on deposit therein and shall distribute such amounts in the following order of priority:

(i) first, to the Holders of the Class A-1 Notes in respect of principal, until the Class A-1 Notes are paid in full;

(ii) second, to the Holders of the Class A-2-A Notes and the ClassA-2-B Notes, pro rata, in respect of principal, until the Class A-2-A Notes and the Class A-2-B Notes are paid in full;

(iii) third, to the Holders of the Class A-3 Notes in respect of principal, until the Class A-3 Notes are paid in full; and

(iv) fourth, to the Holders of the Class A-4 Notes in respect of principal, until the Class A-4 Notes are paid in full.

(c) To the extent that Available Funds for any Payment Date are insufficient to pay in full the amounts specified in clauses (i) through (iv) of Section 8.4(a) on any Payment Date (the “Available Funds Shortfall Amount”), the Indenture Trustee shall withdraw funds on deposit in the Reserve Account in accordance with the related Servicer Certificate and pursuant to the instructions of the Servicer to make such payments. After giving effect to all payments set forth in the preceding sentence, funds shall also be withdrawn from the Reserve Account in accordance with Section 8.4(d).

(d) If on any Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account, the amount on deposit in the Reserve Account exceeds the Targeted Reserve Account Balance, the Indenture Trustee shall distribute any such excess to or at the direction of the Certificateholder. Upon any such distributions to the Certificateholder, the Noteholders will have no further rights in, or claims to such amounts.

(e) On each Payment Date or Redemption Date, from the amounts allocated therefor in accordance with Section 8.4(a) and Section 8.4(b), the Paying Agent shall duly and punctually distribute payments of principal and interest on the Notes due and payable by check mailed to the Person whose name appears as the registered Holder of a Note (or one or

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more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that the Note be submitted for notation of payment. Any reduction in the principal amount of any Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of any Note issued upon the registration of transfer thereof or in exchange hereof or in lieu hereof, whether or not noted thereon. Amounts properly withheld under the Code by any Person from payment to any Noteholder of interest or principal shall be considered to have been paid by the Indenture Trustee to such Noteholder for purposes of this Indenture. If funds are expected to be available pursuant to a notice delivered to the Indenture Trustee for payment in full of the remaining unpaid principal amount of the Notes on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify each Person who was the registered Holder of a Note as of the Record Date preceding the most recent Payment Date or Redemption Date by notice mailed within 30 days (and not less than 15 days) of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

(f) On each Payment Date, the Indenture Trustee shall send by first class mail or other reasonable means (including, but not limited to, the posting on the Indenture Trustee’s website at www.sf.citidirect.com) an unaudited report (which may be or may be based upon the Servicer Certificate prepared by the Servicer) to each Person that was a Noteholder as of the close of business on the related Record Date (which shall be Cede & Co. as shown on the applicable Servicer Certificate as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein) and the Administrator (via electronic delivery in accordance with Section 11.4) setting forth the information provided in the Servicer’s Certificate delivered in accordance with Section 8.3 with respect to such Payment Date and the related Collection Period. Note Owners may obtain copies of such reports upon a request in writing to the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee is obligated to notify the Noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible. Assistance in using the Indenture Trustee’s website may be obtained by calling the Indenture Trustee’s customer service desk at (800) 722-2066.

(g) None of the Noteholders, the Indenture Trustee, the Owner Trustee, the Transferor, the Administrator or the Servicer shall be required to refund any amounts properly distributed or paid to them in accordance with this Indenture, regardless of whether there are sufficient funds on any subsequent Payment Date to make in full distributions to the Noteholders.

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Section 8.5 General Provisions Regarding Accounts.

(a) All of the funds on deposit in the Reserve Account and the Collection Account (if the Servicer is required to deposit collections in the Collection Account within two Business Days of identification) shall be invested and reinvested by the Indenture Trustee, until the Outstanding Note Amount has been reduced to zero, at the direction of the Administrator, in Permitted Investments selected by the Administrator which mature no later than the Business Day before the Payment Date immediately succeeding the date of such investment. No such investment shall be sold prior to maturity. Any investment earnings on amounts on deposit in the Reserve Account and Collection Account will be taxable to the Certificateholder (or, if the Transferor is the Certificateholder and if the Transferor is a disregarded entity for tax purposes in the applicable jurisdictions, to VCI). Net investment earnings on any Account shall be deposited in such Account.

(b) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Permitted Investment included therein, except for losses attributable to the Indenture Trustee’s failure to make payments on any such Permitted Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c) If (i) the Administrator shall have failed to give investment directions for any funds on deposit in the Reserve Account or Collection Account to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Administrator and the Indenture Trustee), on any Business Day or (ii) a Default or Indenture Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or (iii) if the Notes shall have been declared due and payable following an Indenture Default and amounts collected or received from the Collateral are being applied in accordance with Section 5.5 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in investments that are Permitted Investments in accordance with standing instructions most recently given by the Administrator.

Section 8.6 Release of Collateral.

(a) Subject to the payment of its fees and expenses under Section 6.7 and the satisfaction of the conditions set forth in Section 4.1, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) The Indenture Trustee shall, at such time as there are no Notes Outstanding, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Accounts. Such release shall include delivery to the Issuer or its designee of the

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Transaction SUBI Certificate and release of the lien of this Indenture and transfer of dominion and control over the Accounts to the Issuer or its designee. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request.

(c) Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges that from time to time the Indenture Trustee shall release from the lien of this Indenture (or shall be deemed to automatically release from the lien of this Indenture without any further action) any Unit to be reallocated from the Transaction SUBI Portfolio to the UTI Portfolio in accordance with Section 2.3 of the SUBI Sale Agreement or Section 7.12 of the Transaction SUBI Servicing Supplement.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1 Supplemental Indentures Without Consent of Noteholders.

(a) Except as provided in Section 9.2, without the consent of the Noteholders or any other Person, the Issuer and the Indenture Trustee (when so directed by an Issuer Request), may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purpose of modifying in any manner the rights of the Noteholders under this Indenture subject to satisfaction of the following conditions: (i) either (x) the Certificateholder or the Administrator delivers an Officer’s Certificate or an Opinion of Counsel to the Indenture Trustee to the effect that such supplemental indenture will not materially and adversely affect the interest of the Noteholders or (y) the Rating Agency Condition is satisfied with respect to such supplemental indenture and (ii) such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, (A) affect the treatment of the Notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (C) cause the Issuer, the Transferor or the Origination Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Notwithstanding the foregoing, any supplement that materially and adversely affects the interests of the Indenture Trustee, the Owner Trustee, the Servicer, the Certificateholders or the Administrator shall require the prior written consent of the Persons whose interests are materially and adversely affected. The consent of the Servicer, the Certificateholders or the Administrator shall be deemed to have been given if the Issuer does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given.

(b) It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed supplement, but it shall be sufficient if such Person consents to the substance thereof.

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(c) Prior to the execution of any supplemental indenture, the Issuer shall provide each Rating Agency with written notice of the substance of such supplement. No later than 10 Business Days after the execution of any supplemental indenture, the Issuer shall furnish a copy of such supplement to each Rating Agency, the Servicer, the Administrator, the Owner Trustee and the Indenture Trustee.

(d) The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations as may be therein contained.

(e) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section or Section 9.2, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice (to be provided by the Issuer) setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.2 Supplemental Indentures with Consent of Noteholders. With the consent of Noteholders holding not less than a majority of the Outstanding Note Amount, voting as a single Class, the Issuer and the Indenture Trustee, when directed by an Issuer Request, may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purpose of modifying in any manner the rights of the Noteholders under this Indenture; provided, that no supplemental indenture entered into under Section 9.1 or this Section shall, without the consent of the Noteholder of each Outstanding Note affected thereby and prior notice by the Issuer to the Rating Agencies:

(a) change the Final Scheduled Payment Date of any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(b) reduce the percentage of the Outstanding Note Amount, the consent of the Noteholders of which is required for any such supplemental indenture or the consent of the Noteholders of which is required for any waiver of compliance with provisions of this Indenture or Indenture Defaults hereunder and the consequences provided for in this Indenture;

(c) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(d) reduce the percentage of the Outstanding Note Amount required to direct the Indenture Trustee to direct the Issuer to sell the Trust Estate pursuant to Section 5.4, if the proceeds of such sale would be insufficient to pay the Outstanding Note Amount plus accrued but unpaid interest on the Notes;

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(e) modify any provision of this Section in any respect adverse to the interests of the Noteholders except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

(g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; or

(h) impair the right to institute suit for the enforcement of payment as provided in Section 5.7.

Section 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to the execution have been complied with. The Indenture Trustee may but shall not be obligated to enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise.

Section 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.5 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

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ARTICLE X

REDEMPTION OF NOTES

Section 10.1 Redemption.

(a) Pursuant to Section 9.4 of the Trust Agreement, the Transferor shall be permitted at its option to purchase the interest in the Transaction SUBI evidenced by the Transaction SUBI Certificate from the Issuer on any Payment Date if the Outstanding Note Balance is less than or equal to 10% of the Initial Note Balance. The purchase price for the Transaction SUBI Certificate shall equal the Optional Purchase Price, which amount shall be deposited by the Transferor into the Collection Account on the Redemption Date. In connection with an Optional Purchase, the Notes shall be redeemed on the Redemption Date in whole, but not in part, for the Redemption Price.

(b) If the Transferor exercises the Optional Purchase, on the Redemption Date, prior to 1:00 p.m., New York City time, the Paying Agent shall transfer the Redemption Price from the Collection Account to the Noteholders.

(c) If on any Payment Date the amount on deposit in the Reserve Account, after giving effect to withdrawals therefrom and deposits thereto in respect of that Payment Date, is greater than or equal to the balance of the Notes then outstanding, then such amount will be used to redeem the then Outstanding Notes. On such Payment Date, (i) the Indenture Trustee shall transfer all amounts on deposit in the Reserve Account to the Collection Account, (ii) the Paying Agent shall transfer an amount equal to the Outstanding Note Amount to the Noteholders as the Redemption Price, and (iii) the Outstanding Notes shall be redeemed in whole, but not in part, on such Payment Date.

(d) If the Notes are to be redeemed pursuant to Sections 10.1(a) and 10.1(b) or Section 10.1(c), the Administrator or the Issuer shall provide at least 30 days’ prior notice of the redemption of the Notes to the Indenture Trustee and the Issuer, and the Indenture Trustee shall provide prompt (but not later than 10 days prior to the applicable Redemption Date) notice thereof to the Noteholders.

Section 10.2 Form of Redemption Notice. Notice of redemption under Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed to each Holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date at such Holder’s address appearing in the Note Register. In addition, the Administrator shall notify each Rating Agency upon the redemption of the Notes, pursuant to the Administration Agreement.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

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(c) that payments will be made only upon presentation and surrender of the Notes and the place where the Notes to be redeemed are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2);

(d) that the Record Date otherwise applicable to the Redemption Date is not applicable;

(e) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note and that interest thereon shall cease to accrue from and after the Redemption Date; and

(f) the CUSIP number (if applicable to such Notes).

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption (or any defect therein) to any Noteholder shall not impair or affect the validity of the redemption of any Note.

Section 10.3 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2, become due and payable on the Redemption Date at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Notes so redeemed for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Compliance Certificates and Opinions.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Indenture Trustee shall be entitled to receive from or on behalf of the Issuer (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) in the case of conditions precedent compliance with which is subject to verification by accountants, a certificate or opinion of an accountant that satisfies TIA Section 314(c)(3).

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

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(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) In addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture:

(i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current calendar year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause, is 10% or more of the Outstanding Note Amount, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Outstanding Note Amount.

(iii) Other than as contemplated by Section 11.1(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

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(iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities and of all other property, or securities (other than property described in clauses (A) or (B) of Section 11.1(b)(v)) released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the Officer’s Certificates required by clause (iii) above and this clause, equals 10% or more of the Outstanding Note Amount, but such Officer’s Certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Outstanding Note Amount.

(v) Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the Collateral as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Transaction Documents.

Section 11.2 Form of Documents Delivered to the Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of or representations by an officer or officers of the Servicer, the Administrator, the Transferor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Administrator, the Transferor or the Issuer.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

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Section 11.3 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.4 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by telecopier, and addressed in each case as set forth on Schedule II hereto or at such other address as any party shall have provided to the other parties in writing. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

Section 11.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

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In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to each Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Indenture Default.

Section 11.6 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.7 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

Section 11.8 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.9 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders (and, with respect to Sections 8.3 and 8.4, the Certificateholders), any other party secured hereunder and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.10 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.11 GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.12 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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Section 11.13 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer accompanied by an Opinion of Counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.14 Trust Obligation; No Recourse. Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee, the Transaction SUBI Trustee or the Owner Trustee in their respective individual capacities, (ii) any Certificateholder or any other owner of a beneficial interest in the Issuer, (iii) the Servicer, the Administrator or the Origination Trust or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the SUBI Trustee or the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 11.15 No Petition. With respect to each Bankruptcy Remote Party, each of the Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) no such Person shall authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) no such Person shall commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

Section 11.16 Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Deutsche Bank Trust Company Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Deutsche Bank Trust Company Delaware in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.

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Section 11.17 TIA Incorporation and Conflicts. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

Section 11.18 Intent.

(a) It is the intent of the Issuer that the Notes constitute indebtedness for all financial accounting purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed, to treat the Notes as indebtedness for all financial accounting purposes.

(b) It is the intent of the Issuer that the Notes constitute indebtedness of the Issuer for all tax purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed to treat the Notes as indebtedness for all federal, state and local income and franchise and/or value added tax purposes.

Section 11.19 Each SUBI Separate; Assignees of SUBI. Each of the Indenture Trustee, by entering into this Indenture, and each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI and the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only, and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or the Transaction SUBI Portfolio, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any Other SUBI shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any SUBI Assets other than the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

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Section 11.20 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE OR ANY DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 11.4 OF THIS INDENTURE;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE, ANY OTHER TRANSACTION DOCUMENT, OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

Section 11.21 Subordination of Claims. Each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that, to the extent such Person is deemed to have any interest in any assets of the Transferor, or a securitization vehicle (other than the Issuer) related to the Transferor, dedicated to other debt obligations of the Transferor or debt obligations of any other securitization vehicle (other than the Issuer) related to the Transferor, such Person’s interest in those assets is

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subordinate to claims or rights of such other debtholders to those other assets. Furthermore, each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

Section 11.22 Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Transferor or any of their Affiliates, at the expense of the Servicer, the Issuer, the Transferor or any of their Affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Section 11.23 Regulation AB Information to be Provided by the Indenture Trustee.

(a) For so long as the Transferor is filing reports under the Exchange Act with respect to the Issuer, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, notify the Transferor, in writing, of any Form 10-D Disclosure Item with respect to the Indenture Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Transferor; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Transferor, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.

(b) As soon as available but no later than March 15 of each calendar year for so long as the Transferor is filing reports under the Exchange Act with respect to the Issuer, commencing on March 15, 2015, the Indenture Trustee shall:

(i) deliver to the Transferor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit B or such criteria as mutually agreed upon by the Transferor and the Indenture Trustee;

(ii) cause a firm of registered public accountants that is qualified and independent with the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver a report for inclusion in the Transferor’s filing of Exchange Act Form 10-K with respect to the Issuer that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered to the Transferor pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

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(iii) in the event that modifications are required to the report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria or the registered public accountants report after the delivery of such reports in accordance with clauses (i) and (ii) of this Section 11.23(b) as a result of written communications received by the Transferor from the Commission or otherwise, then the Indenture Trustee as promptly as practicable following notice to a Responsible Officer of the Indenture Trustee shall provide to the Transferor such modified reports, the costs and expenses incurred therewith shall be paid by the Administrator;

(iv) deliver to the Transferor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer or the Transferor substantially in the form attached hereto as Exhibit C or such form as mutually agreed upon by the Transferor and the Indenture Trustee; and

(v) notify the Transferor in writing of any affiliations or relationships (as described in Item 1119 of Regulation AB) between the Indenture Trustee and any Item 1119 Party, provided, that no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year.

The Indenture Trustee acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(c) The Indenture Trustee shall provide the Seller and the Servicer (each, a “VW Party” and, collectively, the “VW Parties”) with (i) notification, as soon as practicable and in any event within five Business Days, of all demands communicated to the Indenture Trustee for the repurchase or replacement of any Transaction Unit pursuant to Section 2.3(c) of the SUBI Sale Agreement and (ii) promptly upon request by a VW Party, any other information reasonably requested by a VW Party to facilitate compliance by the VW Parties with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Indenture Trustee be deemed to be a “securitizer” as defined in Section 15Ga of the Exchange Act, nor shall it have any responsibility for making any filing to be made by a securitizer under the Exchange Act or Regulation AB.

Section 11.24 Form 8-K Filings. So long as the Transferor is filing Exchange Act Reports with respect to the Issuer, the Indenture Trustee shall promptly notify the Transferor, but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which a Responsible Officer of the Indenture Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Transferor or the Servicer has actual knowledge). The Indenture Trustee shall be deemed to have actual knowledge of any such event to the extent that it relates to the Indenture Trustee or any action or failure to act by the Indenture Trustee.

Section 11.25 Waiver of Special, Indirect and Consequential Damages. Notwithstanding anything to the contrary contained herein, in no event shall Citibank, N.A. be liable for special, indirect or consequential damages of any kind whatsoever, including but not limited to lost profits, even if Citibank, N.A. has been advised of the likelihood of such loss or damage and regardless of the form of action.

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Section 11.26 Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, the Issuer agrees to provide, and agrees to cause the Administrator and the Servicer to provide, to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be reasonably available to such party without undue expense in order to enable the Indenture Trustee to comply with applicable law.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

VOLKSWAGEN AUTO LEASE TRUST
2014-A, as Issuer

By: Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

By:
Name:
Title:

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CITIBANK, N.A.,
as Indenture Trustee

By:
Name:
Title:

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SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Indenture, the Issuer hereby represents, warrants, and covenants to the Indenture Trustee as follows on the Closing Date:

1. The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Adverse Claims and is enforceable as such as against creditors of and purchasers from the Issuer.

2. The Transaction SUBI Certificate constitutes a “general intangible,” “instrument,” “certificated security,” or “tangible chattel paper,” within the meaning of the applicable UCC. The Accounts and all subaccounts thereof, constitute either deposit accounts or securities accounts.

3. All of the Collateral that constitutes securities entitlements has been or will have been credited to one of the Accounts. The securities intermediary for each Account has agreed to treat all assets credited to the Accounts as “financial assets” within the meaning of the applicable UCC.

4. The Issuer owns and has good and marketable title to the Collateral free and clear of any Adverse Claims, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Adverse Claim attaches is not impaired during the pendency of such Proceeding.

5. The Issuer has received all consents and approvals to the grant of the security interest in the Collateral hereunder to the Indenture Trustee required by the terms of the Collateral that constitutes instruments or payment intangibles.

6. The Issuer has received all consents and approvals required by the terms of the Collateral that constitutes securities entitlements, certificated securities or uncertificated securities to the transfer to the Indenture Trustee of its interest and rights in the Collateral hereunder.

7. The Issuer has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

8. With respect to Collateral that constitutes an instrument or tangible chattel paper, either:

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(i) All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

(ii) Such instruments or tangible chattel paper are in the possession of a custodian and the Indenture Trustee has received a written acknowledgment from such custodian that such custodian is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

(iii) A custodian received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from such custodian that such custodian is acting solely as agent of the Indenture Trustee.

9. With respect to the Accounts and all subaccounts thereof that constitute deposit accounts, either:

(i) The Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in the Accounts without further consent by the Issuer; or

(ii) The Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Accounts.

10. With respect to Collateral or Accounts or subaccounts thereof that constitute securities accounts or securities entitlements, either:

(i) The Issuer has caused or will have caused, within ten days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Collateral to the Indenture Trustee;

(ii) The Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Accounts without further consent by the Issuer; or

(iii) The Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in the Accounts.

11. With respect to Collateral that constitutes certificated securities (other than securities entitlements), all original executed copies of each security certificate that constitutes or evidences the Collateral have been delivered to the Indenture Trustee, and each such security certificate either (i) is in bearer form, (ii) has been indorsed by an effective indorsement to the Indenture Trustee or in blank, or (iii) has been registered in the name of the Indenture Trustee.

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Other than the transfer of the Transaction SUBI and the Transaction SUBI Certificate from VCI to the Transferor under the SUBI Sale Agreement, the transfer of the Transaction SUBI and the Transaction SUBI Certificate from the Transferor to the Issuer under the SUBI Transfer Agreement and the security interest in the Collateral granted to the Indenture Trustee pursuant to the Indenture, none of VCI, the Transferor or the Issuer has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral or the Accounts or any subaccounts thereof. The Issuer has not authorized the filing of, and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral or the Accounts or any subaccount thereof other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.

12. None of the instruments, certificated securities or tangible chattel paper that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

13. Neither the Accounts nor any subaccounts thereof are in the name of any person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any Account to comply with entitlement orders of any person other than the Indenture Trustee.

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SCHEDULE II

NOTICE ADDRESSES

If to the Issuer:

Volkswagen Auto Lease Trust 2014-A

c/o Deutsche Bank Trust Company Delaware

1011 Centre Road, Suite 200

Wilmington, Delaware 19805

Attention: Beth Ferry

with a copy to:

Deutsche Bank National Trust Company

100 Plaza One, MS: JYC03-0699

Jersey City, New Jersey 07311-3901

Attention: Alternative and Structured Finance

with copies to the Administrator, VW Credit, Inc., the Indenture Trustee

If to the Owner Trustee:

Deutsche Bank Trust Company Delaware

1011 Centre Road, Suite 200

Wilmington, Delaware 19805

Attention: Beth Ferry

with a copy to:

Deutsche Bank National Trust Company

100 Plaza One, MS: JYC03-0699

Jersey City, New Jersey 07311-3901

Attention: Alternative and Structured Finance

If to the Indenture Trustee:

Citibank, N.A.

338 Greenwich Street, Floor 14

New York, New York 10013

Attention: Agency & Trust

If to VCI, the Servicer or the Administrator:

VW Credit, Inc.

2200 Ferdinand Porsche Drive

Herdon, VA 20171

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(fax no. (703) 364-7077)

Attention: Treasurer

with a copy to:

VW Credit, Inc.

2200 Ferdinand Porsche Drive

Herdon, VA 20171

(fax no. (703) 364-7077)

Attention: General Counsel

If to Moody’s:

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

New York, NY 10007

(fax no. (212) 298-7139)

Attention: ABS Monitoring Group

If to Standard & Poor’s:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

(telecopier no. (212) 438-2664)

Attention: Asset Backed Surveillance Group

If to the SUBI Trustee, the UTI Trustee or the Administrative Trustee:

U.S. Bank National Association

190 South LaSalle Street, 7th Floor

Mail Code MK-IL-SL7R

Chicago, Illinois 60603

Attention: Corporate Trust Department

If to the Delaware Trustee:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

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EXHIBIT A

FORM OF NOTE

REGISTERED	$
No. R-	CUSIP NO.
ISIN NO.

SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

TRANSFERS OF THE NOTES MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

THE HOLDER, BY ACCEPTANCE OF THIS NOTE, SHALL BE DEEMED TO HAVE AGREED TO TREAT THE NOTES AS DEBT SOLELY OF THE ISSUER FOR UNITED STATES FEDERAL, STATE AND LOCAL INCOME, FRANCHISE AND/OR VALUE ADDED TAX PURPOSES.

EACH PURCHASER OR TRANSFEREE OF THIS NOTE, BY ITS ACCEPTANCE OF THIS NOTE, WILL BE DEEMED TO HAVE REPRESENTED THAT (A) IT IS NOT ACQUIRING THE NOTE (OR ANY INTEREST THEREIN) WITH THE ASSETS OF, ANY “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF THE FOREGOING OR ANY OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE; OR (B)(I) THE NOTES ARE RATED AT LEAST “BBB-” OR ITS EQUIVALENT BY A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION AT THE TIME OF PURCHASE OR TRANSFER

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AND (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, A NONEXEMPT VIOLATION OF ANY SIMILAR APPLICABLE LAW).

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VOLKSWAGEN AUTO LEASE TRUST 2014-A

[LIBOR +]1 [•]% ASSET BACKED NOTE, CLASS [A-1] [A-2-A] [A-2-B] [A-3] [A-4]

VOLKSWAGEN AUTO LEASE TRUST 2014-A, a Delaware statutory trust (including any permitted successors and assigns, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of             Dollars ($[•]) in monthly installments on the 20th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on February 20, 2014 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Class [A-1] [A-2-A] [A-2-B] [A-3] [A-4] Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date or if no interest has yet been paid, at the rate per annum shown above (the “Interest Rate”), in each case and to the extent described below; provided, however, that the entire Class [A-1], [A-2-A] [A-2-B] [A-3] [A-4] Note Balance shall be due and payable on the earlier of (i)             , 20            (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture, and (iii) the date the Notes are accelerated after an Indenture Default pursuant to Section 5.2 of the Indenture. Interest on this Note will accrue for each Payment Date from and including [the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date]2 [the 20th day of the prior calendar month (or, in the case of the Initial Payment Date from and including the Closing Date) to but excluding the 20th day of the calendar month in which the Payment Date occurs]3. Interest will be computed on the basis of [actual days elapsed and a 360-day year]4 [a 360-day year of twelve 30-day months]5. The Issuer shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

[1]	Insert for the Class A-2-B Notes.
[2]	Insert for the Class A-1 and A-2-B Notes.
[3]	Insert for the Class A-2-A, A-3, A-4 Notes.
[4]	Insert for the Class A-1 and A-2-B Notes.
[5]	Insert for the Class A-2-A, A-3, A-4 Notes.

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or by facsimile, by its Authorized Officer as of the date set forth below.

Dated:                     , 2014

VOLKSWAGEN AUTO LEASE
TRUST 2014-A,

By: Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as Owner Trustee

By
Name: Title:

By
Name: Title:

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INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated:                     , 2014

CITIBANK, N.A., as Indenture Trustee

By
Name: Title:

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[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its “[LIBOR +] [•]% Asset Backed Notes, Class [A-1] [A-2-A] [A-2-B] [A-3] [A-4]” (herein called the “Notes”) issued under an Indenture, dated as of February 12, 2014 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Citibank, N.A., as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented or amended.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. However, to the extent provided in the Indenture and prior to an acceleration of the principal amount of the Notes after an Indenture Default, each Class will receive principal payments sequentially so no principal payments shall be made in respect of the Class A-2 Notes until the Class A-1 Notes have been paid in full, no principal payments shall be made in respect of the Class A-3 Notes until the Class A-2 Notes have been paid in full, and no principal payments shall be made in respect of the Class A-4 Notes until the Class A-3 Notes have been paid in full. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, the entire unpaid principal amount of this Note will be payable on the earlier of the Final Scheduled Payment Date and the Redemption Date, if any, selected pursuant to the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Notes shall be due and payable following the occurrence and continuance of an Indenture Default, as described in the Indenture. In such an event, principal payments on the Class A-1 Notes shall be made first and principal payments on the remaining Classes of Notes shall be made pro rata to the Noteholders entitled thereto.

Payments of principal and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of The Depository Trust Company (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds

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are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed within 30 days (and not less than 15 days) of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

As provided in the Indenture, the Transferor will be permitted at its option to purchase the interest in the Transaction SUBI evidenced by the Transaction SUBI Certificate from the Issuer on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the Outstanding Note Balance is less than or equal to 10% of the Initial Note Balance. The purchase price for the Transaction SUBI Certificate shall equal the greater of (a) the Note Balance, together with accrued interest thereon at the applicable Interest Rate up to but not including the Redemption Date and (b) the aggregate Securitization Value of the Included Units as of the last day of the Collection Period immediately preceding the Redemption Date (the “Optional Purchase Price”), which amount shall be deposited by the Transferor into the Collection Account on the Payment Date fixed for redemption. In connection with an Optional Purchase, the Notes will be redeemed on such Payment Date in whole, but not in part, for the Redemption Price.

In addition, as provided in the Indenture, if on any Payment Date the amount on deposit in the Reserve Account, after giving effect to withdrawals therefrom and deposits thereto in respect of that Payment Date, is greater than or equal to the balance of the Notes then outstanding, such amount will be used to redeem the then Outstanding Notes.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee, the Owner Trustee in its individual capacity, any Holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

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Each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that, to the extent such Person is deemed to have any interest in any assets of the Transferor, or a securitization vehicle (other than the Issuer) related to the Transferor, dedicated to other debt obligations of the Transferor or debt obligations of any other securitization vehicle (other than the Issuer) related to the Transferor, such Person’s interest in those assets is subordinate to claims or rights of such other debtholders to those other assets. Furthermore, each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

It is the intent of the Issuer that the Notes constitute indebtedness for all financial accounting and tax purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed, to treat the Notes as indebtedness for all financial accounting and tax purposes.

Each purchaser or transferee of a Note, by its acceptance of that Note, will be deemed to have represented that (a) it is not acquiring the Note (or any interest therein) with the assets of a Benefit Plan or any other employee benefit plan or arrangement that is subject to a law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code; or (b)(i) the Notes are rated at least “BBB-” or its equivalent by a nationally recognized statistical rating organization at the time of purchase or transfer and (ii) its acquisition, holding and disposition of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, a nonexempt violation of any similar applicable law).

The Notes represent obligations of the Issuer only and do not represent interests in, recourse to or obligations of the Transferor, the UTI Beneficiaries or any of their respective Affiliates.

With respect to each Bankruptcy Remote Party, each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) such Noteholder or Note Owner shall not authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such Noteholder or Note Owner shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Each Noteholder or Note Owner agrees that, prior to the date which is one year and one day after the payment in full of all obligations under each Financing, it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Party an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar Proceeding under the laws of the United States or any State of the United States.

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Prior to the due presentment for registration of transfer of this Note, the Owner Trustee, the Indenture Trustee and any agent of the Owner Trustee or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Owner Trustee, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of Noteholders representing not less than a majority of the Outstanding Note Amount. The Indenture also contains provisions permitting Noteholders representing specified percentages of the Outstanding Note Amount, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past Indenture Defaults and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE NOTEHOLDER OR NOTE OWNER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI and the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only, and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or the Transaction SUBI Portfolio, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any Other SUBI shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such

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claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any SUBI Assets other than the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate, must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                     (name and address of assignee) the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: (1) Signature Guaranteed:

(1)	The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

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EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN

INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

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	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	✓

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	✓

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

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	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

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EXHIBIT C

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

RE:	VOLKSWAGEN AUTO LEASE TRUST 2014-A

Citibank, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “Transferor”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended, and Item 1122 of Regulation AB (the “Servicing Assessment”) that was delivered by the Indenture Trustee to the Transferor pursuant to the Indenture, dated as of February 12, 2014, by and between the Indenture Trustee and Volkswagen Auto Lease Trust 2014-A;

(2) To the best of its knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Assessment; and

(3) To the best of its knowledge, all of the Provided Information (as defined in Section 11.26(a) of the Indenture) required to be provided by the Indenture Trustee under the Indenture has been provided to the Transferor.

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date:

C-1
Indenture (VALT 2014-A)

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“Accounts” means the Collection Account, the Reserve Account and the Principal Distribution Account.

“Accrued Class A-1 Note Interest” means, with respect to any Payment Date, the sum of the Class A-1 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-1 Noteholders’ Interest Carryover Shortfall.

“Accrued Class A-2-A Note Interest” means, with respect to any Payment Date, the sum of the Class A-2-A Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-2-A Noteholders’ Interest Carryover Shortfall.

“Accrued Class A-2-B Note Interest” means, with respect to any Payment Date, the sum of the Class A-2-B Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-2-B Noteholders’ Interest Carryover Shortfall.

“Accrued Class A-3 Note Interest” means, with respect to any Payment Date, the sum of the Class A-3 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-3 Noteholders’ Interest Carryover Shortfall.

“Accrued Class A-4 Note Interest” means, with respect to any Payment Date, the sum of the Class A-4 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-4 Noteholders’ Interest Carryover Shortfall.

“Accrued Note Interest” means, with respect to any Payment Date, the sum of the Accrued Class A-1 Note Interest, the Accrued Class A-2-A Note Interest, the Accrued Class A-2-B Note Interest, the Accrued Class A-3 Note Interest and the Accrued Class A-4 Note Interest.

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Administration Fee” means, with regard to the Administrator of the Issuer under the Administration Agreement, for any Collection Period, an amount equal to $5,000.

“Administrative Trustee” means U.S. Bank, as Administrative Trustee under the Origination Trust Agreement, and its successors.

“Administrator” means VCI, or any successor Administrator for the Issuer under the Administration Agreement.

Appendix A - Definitions (2014-A)

“Advance” has the meaning set forth in Section 7.8 of the Transaction SUBI Servicing Supplement.

“Adverse Claim” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to the Owner Trustee, the Indenture Trustee, the Note Registrar, the Servicer and the Administrator, any officer of the Owner Trustee, the Indenture Trustee, the Note Registrar, the Servicer or the Administrator, as applicable, who is authorized to act for the Owner Trustee, the Indenture Trustee, the Note Registrar, the Servicer or the Administrator, as applicable, in matters relating to the Owner Trustee, the Indenture Trustee, the Note Registrar, the Servicer or the Administrator and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Indenture Trustee, the Servicer and the Administrator to the Indenture Trustee on the Closing Date or by the Note Registrar on the date of its appointment as such (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) the Collections received by the Servicer during such Collection Period, (ii) Advances made by the Servicer on such Payment Date, (iii) any amounts paid with respect to such Payment Date by VCI to the Issuer in accordance with Section 2.3 of the SUBI Sale Agreement or by the Servicer to the Issuer in accordance with Section 7.12 of the Transaction SUBI Servicing Supplement and (iv) all investment earnings (if any) on amounts on deposit in the Collection Account for the related Collection Period.

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“Available Funds Shortfall Amount” has the meaning set forth in Section 8.4(c) of the Indenture.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

“Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Bankruptcy Remote Party” means any of the Transferor, the Issuer, the Origination Trust or any Special Purpose Entity (and the general partner of any Special Purpose Entity that is a partnership, or the managing member of any Special Purpose Entity that is a limited liability company) that holds a beneficial interest in the Origination Trust.

“Base Residual Value” means, for each Vehicle related to an Included Unit, the lowest of (a) the MSRP ALG Residual of the related Vehicle, (b) the Updated ALG Residual of the related Vehicle and (c) the Stated Residual Value of the related Vehicle.

“Benefit Plan” means (i) any “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code or (iii) an entity whose underlying assets include “plan assets” of the foregoing.

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Virginia or New York are authorized or obligated by law, executive order or government decree to be closed.

“Casualty” means, with respect to any Transaction Unit, that the Servicer has actual knowledge that the Vehicle included in such Unit (a) shall have suffered damage or destruction resulting in an insurance settlement on the basis of an actual, constructive or compromised total loss, (b) shall have suffered destruction or damage beyond repair, (c) shall have suffered damage that makes repairs uneconomic or (d) shall have suffered destruction, damage, theft, loss or disappearance that, in accordance with Customary Servicing Practices, results in a termination of the related Lease.

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“Certificate” means a certificate evidencing the beneficial interest of the Certificateholder in the Issuer, substantially in the form of Exhibit A to the Trust Agreement.

“Certificateholder” means the registered holder of the Certificate.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Interest Rate” means 0.20000% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-1 Note Balance” means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.

“Class A-1 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-1 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-1 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Holders of Class A-1 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Holders of Class A-1 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-1 Interest Rate for the related Interest Period.

“Class A-1 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes at the Class A-1 Interest Rate on the Class A-1 Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Holders of the Class A-1 Notes on or prior to such preceding Payment Date.

“Class A-1 Notes” means the Class of Auto Lease Asset Backed Notes designated as Class A-1 Notes, issued in accordance with the Indenture.

“Class A-2-A Interest Rate” means 0.52% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-2-A Note Balance” means, as of any date, the Initial Class A-2-A Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2-A Notes.

“Class A-2-A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-2-A Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-2-A Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Holders of the Class A-2-A Notes on such preceding Payment Date, plus interest on the

Appendix A - Definitions (2014-A)
4

amount of interest due but not paid to Holders of the Class A-2-A Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-2-A Interest Rate for the related Interest Period.

“Class A-2-A Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the sum of the aggregate interest accrued for the related Interest Period on the Class A-2-A Notes at the Class A-2-A Interest Rate on the Class A-2-A Note Balance immediately preceding the Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Holders of the Class A-2-A Notes on or prior to such preceding Payment Date.

“Class A-2-A Notes” means the Class of Auto Lease Asset Backed Notes designated as Class A-2-A Notes, issued in accordance with the Indenture.

“Class A-2-B Interest Rate” means LIBOR + 0.21% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-2-B Note Balance” means, as of any date, the Initial Class A-2-B Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2-B Notes.

“Class A-2-B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-2-B Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-2-B Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Holders of the Class A-2-B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Holders of the Class A-2-B Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-2-B Interest Rate for the related Interest Period.

“Class A-2-B Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the sum of the aggregate interest accrued for the related Interest Period on the Class A-2-B Notes at the Class A-2-B Interest Rate on the Class A-2-B Note Balance immediately preceding the Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Holders of the Class A-2-B Notes on or prior to such preceding Payment Date.

“Class A-2-B Notes” means the Class of Auto Lease Asset Backed Notes designated as Class A-2-B Notes, issued in accordance with the Indenture.

“Class A-2 Notes” means, collectively, the Class A-2-A Notes and the Class A-2-B Notes.

“Class A-3 Interest Rate” means 0.80% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-3 Note Balance” means, as of any date, the Initial Class A-3 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3 Notes.

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“Class A-3 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-3 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-3 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Holders of the Class A-3 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Holders of the Class A-3 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-3 Interest Rate for the related Interest Period.

“Class A-3 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the sum of the aggregate interest accrued for the related Interest Period on the Class A-3 Notes at the Class A-3 Interest Rate on the Class A-3 Note Balance immediately preceding the Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Class A-3 Notes on or prior to such preceding Payment Date.

“Class A-3 Notes” means the Class of Auto Lease Asset Backed Notes designated as Class A-3 Notes, issued in accordance with the Indenture.

“Class A-4 Interest Rate” means 0.99% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4 Note Balance” means, as of any date, the Initial Class A-4 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-4 Notes.

“Class A-4 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-4 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-4 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of the Class A-4 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of the Class A-4 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-4 Interest Rate for the related Interest Period.

“Class A-4 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the sum of the aggregate interest accrued for the related Interest Period on the Class A-4 Notes at the Class A-4 Interest Rate on the Class A-4 Note Balance immediately preceding the Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Class A-4 Notes on or prior to such preceding Payment Date.

“Class A-4 Notes” means the Class of Auto Lease Asset Backed Notes designated as Class A-4 Notes, issued in accordance with the Indenture.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

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“Closing Date” means February 12, 2014.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law, and the Treasury Regulations promulgated thereunder.

“Collateral” has the meaning set forth in the Granting clause of the Indenture.

“Collection Account” means the trust account designated as such established and maintained pursuant to Section 8.2(b) of the Indenture.

“Collection Period” means the period commencing on the first day of each fiscal month of the Servicer and ending on the last day of such fiscal month (or, in the case of the initial Collection Period, the period commencing on the close of business on the Cut-Off Date and ending on January 31, 2014). As used herein, the “related” Collection Period with respect to a Payment Date shall be deemed to be the Collection Period which precedes such Payment Date.

“Collections” means, with respect to any Collection Period, an amount equal to the following, but only to the extent relating solely to the Transaction SUBI Portfolio: (a) all monthly lease payments on any Lease, (b) Sales Proceeds (it being understood that, with respect to Sales Proceeds, the Servicer shall not be obligated to remit the actual Sales Proceeds (except after an exercise of remedies upon an Indenture Default) but instead such actual Sales Proceeds shall be held by the Qualified Intermediary or in a Qualified Intermediary Account which shall not constitute Collateral) in respect of any Vehicle, (c) Excess Wear and Tear Charges, Excess Mileage Charges and any other payments, receipts or Recoveries (including any residual value insurance proceeds and other insurance proceeds) by or on behalf of any Lessee or otherwise with respect to any Unit and (d) all Pull-Ahead Amounts with respect to any Lease; provided that the term “Collections” shall not include (i) Supplemental Servicing Fees, (ii) payments allocable to sales, use or other taxes (which shall be collected by the Servicer and remitted to the applicable Governmental Authority or used to reimburse the Servicer for payment of such amounts in accordance with Customary Servicing Practices), (iii) payments allocable to premiums for force-placed insurance policies purchased by the Servicer on behalf of any Lessee (which shall be collected by the Servicer and remitted to the applicable insurance company (or if such amounts were paid by the Servicer, to the Servicer) in accordance with Customary Servicing Practices), (iv) payments allocable to fines for parking violations incurred by any Lessee but assessed to the Origination Trust as the owner of the related Vehicle (which shall be collected by the Servicer and remitted to the applicable Governmental Authority (or if such amounts were paid by the Servicer, to the Servicer) in accordance with Customary Servicing Practices) and (v) rebates of premiums with respect to the cancellation of any insurance policy or service contract.

“Commission” means the U.S. Securities and Exchange Commission.

“Corporate Trust Office” means:

(a) as used in the Indenture, or otherwise with respect to Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at Citibank, N.A., Agency & Trust, 388 Greenwich Street, Floor 14, New York, New York 10013,

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(facsimile no. 212 816-5527), Attention: Agency & Trust, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Owner Trustee); and

(b) as used in the Trust Agreement, or otherwise with respect to Owner Trustee, the corporate trust office of the Owner Trustee, c/o Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, (facsimile no. (302) 636-3399), Attention: Elizabeth Ferry, with a copy to Deutsche Bank National Trust Company, 100 Plaza One, MS: JYC03-0699, Jersey City, New Jersey 07311-3901, Attention: Alternative and Structured Finance, or at such other address as the Owner Trustee may designate by notice to the Certificateholder and the Transferor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder and the Transferor).

“Credit Losses” means, for any Collection Period, an amount equal to the excess of (a) the sum of the Securitization Value for all Included Units charged-off (i.e., that became Terminated Units before maturity of the related Lease and for which all scheduled payments thereunder have not been made) during that Collection Period over (b) the sum of Sales Proceeds and Recoveries received by the Servicer with respect to charged-off Units during that Collection Period.

“Cumulative Net Credit Losses” means, through any Collection Period, the sum (which number may be positive or negative) of the Credit Losses for all Collection Periods from and including the Cut-Off Date to and including such Collection Period.

“Cumulative Net Residual Losses” means, through any Collection Period, the sum (which number may be positive or negative) of the Residual Losses for all Collection Periods from and including the Cut-Off Date to and including such Collection Period.

“Customary Servicing Practices” means the customary practices of the Servicer with respect to Vehicles and Leases held by the Origination Trust, without regard to whether such Vehicles and Leases have been identified and allocated into a SUBI Portfolio, as such practices may be changed from time to time.

“Cut-Off Date” means the close of business on December 28, 2013.

“Dealer” means a motor vehicle dealership in the VCI dealer network.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Indenture Default.

“Defaulted Unit” means any Unit with a related Lease for which any of the following has occurred during a Collection Period: (a) any payment on such Lease is past due 90 or more days, (b) the related Vehicle has been repossessed but has not been charged off or (c) such related Lease has been charged off in accordance with Customary Servicing Practices.

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“Definitive Note” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture.

“Delaware Trustee” means Wilmington Trust Company, as Delaware trustee of the Origination Trust under the Origination Trust Agreement.

“Delinquent Unit” means any Transaction Unit (other than a Defaulted Unit) with a related Transaction Lease on which any payment is past due for more than 30 days.

“Depository Agreement” means the agreement between the Issuer and DTC, as the initial Clearing Agency, dated as of the Closing Date, as the same may be amended or supplemented from time to time.

“Determination Date” means the second Business Day preceding the related Payment Date, beginning February 18, 2014.

“Dollar” and “$” mean lawful currency of the United States of America.

“DTC” means The Depository Trust Company, and its successors.

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. Any such trust account may be maintained with the Owner Trustee, the Indenture Trustee or any of their respective Affiliates, if such accounts meet the requirements described in clause (b) of the preceding sentence.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (a) which (x) at all times has either (i) a long-term senior unsecured debt rating of “AA” or better by Standard & Poor’s and “Aa2” or better by Moody’s or (ii) a certificate of deposit rating of “A-1” by Standard & Poor’s and “P-1+” by Moody’s or (y) otherwise satisfies the Rating Agency Condition and (b) whose deposits are insured by the Federal Deposit Insurance Corporation; provided, that a foreign financial institution shall be deemed to satisfy clause (b) if such foreign financial institution meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR §240.13k-1(b)(1)).

“Eligible Unit” means, at the Cut-Off Date, a Unit:

(a) which was originated out of the lease of a new Vehicle;

(b) the Lessee of which (a) is a resident of, or organized under the laws of and with its chief executive office in, the USA, (b) is not an Affiliate of VCI, (c) is not a government or a governmental subdivision or agency, (d) is not shown on the Servicer’s records as a debtor in a pending bankruptcy proceeding and (e) is not the Lessee of any Defaulted Unit;

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(c) for which the related Lease requires substantially equal monthly payments;

(d) for which the related Lease has a remaining lease term greater than or equal to 4 months and less than or equal to 48 months and had an original lease term greater than or equal to 12 months and less than or equal to 48 months;

(e) for which the related Lease is an “account” or “chattel paper” within the meaning of Section 9-102 of the UCC of all applicable jurisdictions;

(f) for which the related Lease is denominated and payable only in Dollars;

(g) for which the related Lease constitutes the legal, valid and binding obligation of the related Lessee enforceable against such Lessee in accordance with its terms subject to no offset, counterclaim, defense or other Adverse Claim;

(h) for which the related Lease arises under a contract that does not require the Lessee under such contract to consent to the transfer, sale or assignment of the rights of the Origination Trust under such contract;

(i) which does not, in whole or in part, materially contravene any law, rule or regulation applicable thereto (including, without limitation, those relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(j) which has a Securitization Value not greater than $96,315.97;

(k) which was generated in the ordinary course of the Origination Trust’s business;

(l) which is not a Delinquent Unit or a Defaulted Unit;

(m) for which the related Lease provides for level payments that fully amortize the adjusted capitalized cost of such Lease to the related Stated Residual Value over the term of such Lease;

(n) which was originated in compliance with Customary Servicing Practices;

(o) for which there is only one original of the related Lease, which is held by the Servicer on behalf of the Origination Trust;

(p) for which there is no credit-related recourse to the related Dealer;

(q) for which the related Lease was originated on or after March 20, 2010;

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(r) for which the related Lease is in full force and effect, and has not been satisfied, subordinated or rescinded;

(s) for which the related Lease requires the related Lessee to obtain physical damage insurance covering the related Vehicle in accordance with Customary Servicing Practices;

(t) for which the related Vehicle is a Volkswagen brand or Audi brand Vehicle; and

(u) for which the related Lease was originated in compliance, and complies in all material respects, with all material applicable legal requirements.

“End User” means, with respect to each Lease, the lessee thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Loss” means, with respect to any Transaction Unit, a Casualty with respect to the Vehicle included in such Unit.

“Excess Mileage Charges” means, with respect to any Unit, the amount of charges for excess mileage on the related Vehicle received from the Lessee at the expiration of the Lease.

“Excess Wear and Tear Charges” means, with respect to any Unit, the amount of charges for wear and tear to the related Vehicle received from the Lessee at the expiration of the Lease.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Transferor with respect to the Issuer under the Exchange Act.

“Executive Officer” means (i) with respect to any corporation or depository institution, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, the Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or depository institution and (ii) with respect to any partnership, any general partner thereof.

“Final Scheduled Payment Date” means, with respect to (i) the Class A-1 Notes, the Payment Date occurring February 20, 2015, (ii) the Class A-2 Notes, the Payment Date occurring October 20, 2016, (iii) the Class A-3 Notes, the Payment Date occurring April 20, 2017, and (iv) the Class A-4 Notes, the Payment Date occurring July 20, 2018.

“Financing” means, collectively, (i) any financing transaction of any sort undertaken by VCI or any Affiliate of VCI involving, directly or indirectly, Origination Trust Assets (including, without limitation, any financing undertaken in connection with the issuance and assignment of any SUBI and related SUBI Certificate), (ii) any sale or purchase by the Transferor or any other Special Purpose Entity of any interest in one or more SUBIs and (iii) any other asset securitization, synthetic lease, sale-leaseback, secured loan or similar transaction involving Origination Trust Assets or any beneficial interest therein or in the Origination Trust.

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“First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to (a) the Outstanding Amount of the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on such preceding Payment Date), minus (b) the aggregate Securitization Value at the end of the Collection Period preceding such Payment Date; provided, however, that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of any Class of Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of that Class of Notes to zero.

“Form 10-D Disclosure Item” means with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

“Form 10-K Disclosure Item” means with respect to any Person, (a) any Form 10-D Disclosure Item and (b) any affiliations or relationships between such Person and any Item 1119 Party to the extent a Responsible Officer of such Person (in the case of the Indenture Trustee, any Origination Trustee and the Owner Trustee) has actual knowledge thereof.

“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis; provided, however, that no financial test contained in the Transaction Documents shall fail to be satisfied as a result of the adoption or amendment (including any published interpretation) after the Closing Date by any governmental or accounting body of any financial accounting standard, and any notices, representations or certifications based on financial accounting data that are required under the Transaction Documents may be delivered without giving effect to the adoption or amendment of such financial accounting standard.

“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

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“Holder” means, as the context may require, the Certificateholder or a Noteholder or both.

“Included Units” means, for any Collection Period, all Transaction Units as of the beginning of such Collection Period (or, in the case of the initial Collection Period, the Closing Date), other than Units the beneficial interest in which were repurchased by VCI during such Collection Period pursuant to Section 2.3 of the SUBI Sale Agreement or Section 7.12 of the Transaction SUBI Servicing Supplement.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Default” has the meaning set forth in Section 5.1 of the Indenture.

“Indenture Secured Parties” means the Noteholders.

“Indenture Trustee” means Citibank, N.A., a national banking association, not in its individual capacity but as indenture trustee under the Indenture, or any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1(b) of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

“Initial Beneficiary” means VCI, as initial beneficiary under the Origination Trust Agreement and its permitted successors and assigns.

“Initial Class A-1 Note Balance” means $263,000,000.

“Initial Class A-2-A Note Balance” means $325,000,000.

“Initial Class A-2-B Note Balance” means $381,000,000.

“Initial Class A-3 Note Balance” means $426,000,000.

“Initial Class A-4 Note Balance” means $104,000,000.

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“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2-A Note Balance, the Initial Class A-2-B Note Balance, the Initial Class A-3 Note Balance or the Initial Class A-4 Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Initial Securitization Value” means $1,768,948,825.63.

“Initial Trust Agreement” means the Trust Agreement, dated as of January 15, 2014, between the Transferor and the Owner Trustee.

“Insurance Policy” means (i) any comprehensive and collision, fire, theft or other insurance policy maintained by a Lessee in which the Servicer or the Origination Trust is named as loss payee with respect to one or more Transaction Units and (ii) any credit life or credit disability insurance maintained by a Lessee in connection with any Transaction Unit.

“Interest Period” means, with respect to any Payment Date, (a) with respect to the Class A-1 Notes and the Class A-2-B Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the most recent Payment Date to but excluding that Payment Date (for example, for a Payment Date in February, the Interest Period is from and including the Payment Date in January to but excluding the Payment Date in February); and (b) with respect to the Class A-2-A Notes, the Class A-3 Notes and the Class A-4 Notes, from and including the 20th day of the calendar month preceding each Payment Date (or the Closing Date in the case of the first Payment Date) to but excluding the 20th day of the following month.

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2-A Notes, the Class A-2-A Interest Rate, (c) with respect to the Class A-2-B Notes, the Class A-2-B Interest Rate, (d) with respect to the Class A-3 Notes, the Class A-3 Interest Rate or (e) with respect to the Class A-4 Notes, the Class A-4 Interest Rate.

“Issuer” means Volkswagen Auto Lease Trust 2014-A, a Delaware statutory trust established pursuant to the Initial Trust Agreement and continued under the Trust Agreement, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Transferor, VCI, the Servicer, the Indenture Trustee, each Underwriter, the Owner Trustee, the UTI Trustee, the SUBI Trustee, the Administrative Trustee, the Delaware Trustee and any other material transaction party identified by the Transferor or VCI to the Indenture Trustee, the Owner Trustee and the Origination Trustees in writing.

“Lease” means a lease of a Vehicle.

“Lessee” means, with respect to each Lease, the lessee thereunder.

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“LIBOR” means, with respect to any Interest Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Bloomberg Screen BBAM Page as of 11:00 a.m., London time, on such LIBOR Determination Date; provided, however, that for the first Interest Period, LIBOR shall mean an interpolated rate for deposits based on London interbank offered rates for deposits in U.S. Dollars for a period that corresponds to the actual number of days in the first Interest Period. If the rates used to determine LIBOR do not appear on the Bloomberg Screen BBAM Page, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m. London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The Indenture Trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee (after consulting with the Seller), are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for that maturity; provided, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period. The reference banks are the four major banks in the London interbank market selected by the Indenture Trustee (after consultation with the Seller).

“LIBOR Determination Date” means the second London Business Day prior to the Closing Date with respect to the first Payment Date and, as to each subsequent Payment Date, the second London Business Day prior to the immediately preceding Payment Date.

“Lien” means any mortgage, pledge, security interest, lien or other encumbrance of any kind.

“London Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

“Monthly Remittance Condition” has the meaning set forth in Section 7.3 of the Transaction SUBI Servicing Supplement.

“Moody’s” means Moody’s Investors Service, Inc., or any successor that is a nationally recognized statistical rating organization.

“MSRP” means, with respect to any Vehicle, the Manufacturer’s Suggested Retail Price for such Vehicle.

“MSRP ALG Residual” means, with respect to any Lease and the related Vehicle, the residual value estimate produced by Automotive Lease Guide at the time of origination of the Lease based on the total MSRP of the base vehicle and all VCI authorized options, without making a distinction between the value adding options and non-value adding options.

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“Note” means a Class A-1 Note, Class A-2-A Note, Class A-2-B Note, Class A-3 Note or Class A-4 Note, in each case substantially in the form of Exhibit A to the Indenture.

“Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, the Class A-2-A Note Balance, the Class A-2-B Note Balance, the Class A-3 Note Balance or the Class A-4 Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Note Factor” means, with respect to the Notes or any Class on any Payment Date, the seven digit decimal equivalent of a fraction the numerator of which is the Note Balance of the Notes of such Class on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the Initial Note Balance.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.

“Noteholder” means, as of any date, the Person in whose name a Note is registered on the Note Register on such date.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to, the Indenture Trustee.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of or counsel to the Issuer, the Servicer, the Transferor or the Administrator, and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in Section 9.4 of the Trust Agreement.

“Optional Purchase Price” has the meaning set forth in Section 9.4 of the Trust Agreement.

“Origination Trust” means VW Credit Leasing, Ltd., a Delaware statutory trust formed under the Statutory Trust Act.

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“Origination Trust Agreement” means the Trust Agreement, dated as of June 2, 1999, among VCI as Settlor and Initial Beneficiary, Wilmington Trust Company, as Delaware Trustee, and U.S. Bank, as Administrative Trustee and UTI Trustee, as amended, supplemented and modified by the Transaction SUBI Supplement and as the same may be further amended supplemented or modified from time to time.

“Origination Trust Assets” means, at any time, all assets owned by the Origination Trust at such time.

“Origination Trust Documents” means the Origination Trust Agreement, the Transaction SUBI Supplement, the Servicing Agreement (including the Transaction SUBI Servicing Supplement), the Transaction SUBI Certificate and all amendments or modifications thereto.

“Origination Trustees” means, collectively, the SUBI Trustee, the UTI Trustee, the Administrative Trustee and the Delaware Trustee.

“Other SUBI” means any special unit of beneficial interest in the Origination Trust other than the Transaction SUBI.

“Other SUBI Assets” means the Origination Trust Assets allocated to any SUBI other than the Transaction SUBI.

“Other SUBI Certificate” means a certificate of beneficial ownership representing beneficial ownership of the Origination Trust Assets allocated to any SUBI other than the Transaction SUBI.

“Other SUBI Portfolio” means a portfolio of Origination Trust Assets other than the Transaction SUBI Portfolio.

“Other SUBI Trustee” means the trustee of any Other SUBI appointed under Section 4.2(d) of the Origination Trust Agreement.

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under this Indenture except:

(i) Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(iii) Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

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provided that in determining whether Noteholders holding the requisite Outstanding Note Amount have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, the Transferor, the Servicer (so long as VCI or one of its Affiliates is the servicer), the Administrator or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding (unless all Notes are then owned by the Issuer, the Transferor, the Servicer, the Administrator or any of their respective Affiliates), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Transferor, the Servicer, the Administrator or any of their respective Affiliates.

“Outstanding Amount” or “Outstanding Note Amount” means the aggregate principal amount of all Notes, or a Class of Notes, as applicable, Outstanding at the date of determination.

“Owner Trustee” means Deutsche Bank Trust Company Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Principal Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means the 20th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, beginning February 20, 2014. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Payment Date Advance Reimbursement” means, with respect to any Payment Date, an amount equal to the sum of all outstanding Advances made by the Servicer prior to such Payment Date.

“Permitted Investments” means (a) evidences of indebtedness, maturing within thirty (30) days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (b) repurchase agreements with banking institutions or broker-dealers registered under the Exchange Act which are fully secured by obligations of the kind specified in clause (a), (c) money market funds (i) rated not lower than the highest rating category both from Standard & Poor’s and from Moody’s or (ii) which satisfy the Rating Agency Condition or (d) commercial paper issued by any corporation incorporated under the laws of the USA and rated at least “P-1” (or the equivalent) by Moody’s and at least “A-1” (or the equivalent) by Standard & Poor’s.

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“Permitted Lien” means (1) with respect to any Unit (a) the interests of the parties under the Transaction Documents; (b) the interests of the Origination Trust and any Lessee as provided in any Lease; (c) any liens thereon for taxes, assessments, levies, fees and other government and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings; (d) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens arising in the ordinary course of the Servicer’s, the Issuer’s or the Origination Trust’s (or if a Lease is then in effect, any Lessee’s) business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings; (e) liens arising out of any judgment or award against the Transferor or the Origination Trust (or if a Lease is then in effect, any Lessee) with respect to which an appeal or proceeding for review is being taken in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review; and (f) any lien of the Origination Trust noted on the certificate of title of the Vehicle included in such Unit for the sole purpose of causing the certificate of title for such Vehicle to be returned or otherwise delivered to the Transferor, the Servicer or the Origination Trust from the relevant registrar of titles and which does not convey to the Origination Trust any other rights with respect to such Vehicle; and (2) with respect to any SUBI or SUBI Certificate, the type of liens described in subclauses (a), (c) and (e) of the foregoing clause (1).

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Postmaturity Term Extension” means, with respect to any Included Unit, that the Servicer has granted an extension of the term of the related Lease, and the Lease term as so extended ends beyond the last day of the Collection Period preceding the Final Scheduled Payment Date for the Class A-4 Notes.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided, however, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Distribution Account” means the account designated as such, established and maintained pursuant to Section 8.2(c) of the Indenture.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Pull-Ahead Amount” means, with respect to any Included Unit and the related Lease, an amount equal to (a) the sum of (i) any due and unpaid payments under such Lease, plus (ii) the monthly payment amount times the number of monthly payments not yet due with respect to such Lease, minus (b) any unearned rent charges calculated under the scheduled actuarial method under such Lease.

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“Qualified Intermediary” means any Person acting as a “qualified intermediary” for VCI’s like-kind exchange program pursuant to Section 1.1031(k)-1(g)(4) of the Treasury Regulations promulgated under the Code.

“Qualified Intermediary Account” means each account established by the Qualified Intermediary used to receive or hold funds in connection with VCI’s like-kind exchange program.

“Rating Agency” means either Standard & Poor’s or Moody’s, as the context may require. If neither Standard & Poor’s nor Moody’s nor a successor thereto remains in existence, “Rating Agency” shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Transferor, notice of which shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any event and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) by such Rating Agency that the occurrence of such event will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes or (b) that such Rating Agency shall have been given notice of such event at least ten (10) days prior to such event (or, if ten (10) days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or (b) above.

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (i) for any Definitive Notes and for the Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (ii) for any Book-Entry Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Records” means, for any Transaction Unit, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Transaction Unit or the related Lessee.

“Recoveries” means, with respect to any Transaction Unit that has become a Defaulted Unit, all monies collected by the Servicer (from whatever source, including, but not limited to, proceeds of a deficiency balance or insurance proceeds recovered after the charge-off of the related Transaction Unit) on such Defaulted Unit, net of any expenses incurred by the Servicer in connection therewith, Supplemental Servicing Fees and any payments required by law to be remitted to the Lessee.

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“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date.

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to the difference between (a) the excess, if any, of (i) the Outstanding Amount of the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on such preceding Payment Date) over (ii) the Targeted Note Balance minus (b) the First Priority Principal Distribution Amount, if any, with respect to such Payment Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Related Rights” means, with respect to any Vehicle and related Lease, all Origination Trust Assets to the extent such assets are associated with such Unit.

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a) entry into a material definitive agreement related to the Issuer, the Notes or the Transaction SUBI Portfolio or an amendment to a Transaction Document, even if the Transferor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b) termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Transferor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c) with respect to the Servicer only, the occurrence of a Servicer Replacement Event or an Indenture Default;

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(d) the resignation, removal, replacement or substitution of the Indenture Trustee or the Owner Trustee; and

(e) with respect to the Indenture Trustee only, a required distribution to Holders of the Notes is not made as of the required Payment Date under the Indenture.

“Reporting Date” means the second Business Day preceding the related Payment Date.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.2(a) of the Indenture.

“Residual Losses” means, for any Collection Period, an amount (which, for the avoidance of doubt, shall be a positive number in the case of residual losses and a negative number in the case of residual gains) equal to (a) the sum of all residual losses (i.e., the amount by which the Securitization Value of a Transaction Unit exceeds the Sales Proceeds for such Unit) for all Included Units that became Terminated Units during such Collection Period following the scheduled termination of the related Leases minus (b) the sum of all Excess Mileage Charges and Excess Wear and Tear Charges received by the Servicer with respect to Included Units during such Collection Period.

“Responsible Officer” means, (a) with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture and, (b) with respect to the Owner Trustee and each Origination Trustee, any officer within the Corporate Trust Office of the Owner Trustee or such Origination Trustee, as applicable, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of the Issuer or the Origination Trust, respectively.

“Sales Proceeds” means, with respect to any Transaction Vehicle, an amount equal to the aggregate amount of proceeds received by the Servicer from the purchaser in connection with the sale or other disposition of such Transaction Vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses.

“Sarbanes Certification” has the meaning set forth in Section 11.23(b)(iv) of the Indenture.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

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“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Rate” means, with respect to any Included Unit, 7.25%.

“Securitization Value” means, for each Included Unit, (a) as of the Cut-Off Date or any date other than the maturity date of the related Lease, the sum of (i) the present value (discounted at the Securitization Rate) of the aggregate monthly payments remaining on the Lease (including monthly payments due and not yet paid) and (ii) the present value (discounted at the Securitization Rate) of the Base Residual Value of the related Vehicle and (b) as of the maturity date of the related Lease, the Base Residual Value of the related Vehicle; provided, however, that the Securitization Value of a Terminated Unit is equal to zero.

“Servicer” means VCI, initially, and any replacement Servicer appointed pursuant to the Transaction SUBI Servicing Supplement.

“Servicer Certificate” has the meaning set forth in Section 8.3(a) of the Indenture.

“Servicer Replacement Event” means any one or more of the following that shall have occurred and be continuing:

(a) any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the Noteholders, which failure continues unremedied for ten Business Days after discovery thereof by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of the Outstanding Note Amount, voting together as a single Class;

(b) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Transaction SUBI Servicing Supplement or the Servicing Agreement, which failure materially and adversely affects the rights of any holder of the Transaction SUBI Certificate or the Noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of the Outstanding Note Amount, voting together as a single Class;

(c) any representation or warranty of the Servicer made in the Transaction SUBI Servicing Supplement or the Servicing Agreement, any other Transaction Document to which the Servicer is a party or by which it is bound or any certificate delivered pursuant to the Transaction SUBI Servicing Supplement or the Servicing Agreement proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of any holder of the Transaction SUBI Certificate or the Noteholders, and such failure continues unremedied for 90 days after discovery thereof by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of the Outstanding Note Amount, voting together as a single Class; it being understood that any repurchase of a Unit by VCI pursuant to Section 2.3 of the SUBI Sale Agreement shall be deemed to remedy any incorrect representation or warranty with respect to such Unit; or

(d) the Servicer suffers a Bankruptcy Event;

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provided, however, that a delay in or failure of performance referred to under clauses (a), (b) or (c) above for a period of 120 days will not constitute a Servicer Replacement Event if such delay or failure was caused by force majeure or other similar occurrence.

“Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of December 21, 2000, between the Origination Trust and VCI, as amended, modified and supplemented by the Transaction SUBI Servicing Supplement, and as the same may be further amended or modified from time to time.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, for any Collection Period, an amount equal to the product of (a) one-twelfth, (b) 1.00% and (c) the aggregate Securitization Value at the beginning of such Collection Period (or, in the case of the first Payment Date, at the Cut-Off Date) of all Included Units for such Collection Period.

“Settlor” means VCI, as settlor under the Origination Trust Agreement.

“Special Purpose Entity” means any special purpose corporation, partnership, limited partnership, trust, business trust, limited liability company or other entity created for one or more Financings.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor that is a nationally recognized statistical rating organization.

“Stated Residual Value” means, for any Unit, the stated residual value of the related Vehicle established at the time of origination of the related Lease or as subsequently revised in connection with an extension of a Lease in accordance with Customary Servicing Practices.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as the same may be amended from time to time.

“SUBI” means a special unit of beneficial interest in the Origination Trust.

“SUBI Assets” means a separate portfolio of Origination Trust Assets allocated to a SUBI.

“SUBI Certificate” means any trust certificate representing any SUBI.

“SUBI Portfolio” means any portfolio of Origination Trust Assets allocated to the Transaction SUBI or any Other SUBI.

“SUBI Sale Agreement” means the SUBI Sale Agreement, dated as of the Closing Date, between VCI and the Transferor, as the same may be amended or modified from time to time.

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“SUBI Transfer Agreement” means the SUBI Transfer Agreement, dated as of the Closing Date, between the Transferor and the Issuer, as amended or supplemented from time to time.

“SUBI Trustee” means U.S. Bank, as SUBI Trustee under the Transaction SUBI Supplement.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) prepayment charges, (iv) early termination fees or any other fees paid to the Servicer in connection with the termination of any Lease (other than monthly lease payments and Excess Wear and Tear Charges and Excess Mileage Charges), (v) non-sufficient funds charges and (vi) any and all other administrative fees or similar charges allowed by applicable law received by or on behalf of the Servicer, the Transferor, the Issuer or the Origination Trust with respect to any Unit.

“Targeted Note Balance” means, the excess, if any, of (x) the aggregate Securitization Value at the end of the Collection Period preceding such Payment Date over (y) the Targeted Overcollateralization Amount.

“Targeted Overcollateralization Amount” means $296,298,928.29.

“Targeted Reserve Account Balance” means $8,844,744.13.

“Taxes” means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic).

“Terminated Unit” means an Included Unit for which any of the following has occurred during a Collection Period:

(a) the related Vehicle was sold or otherwise disposed of by the Servicer following (i) such Unit becoming a Defaulted Unit or (ii) the scheduled or early termination (including any early termination by the related Lessee) of the related Lease;

(b) such Unit became a Defaulted Unit or the related Lease terminated or expired more than 90 days prior to the end of such Collection Period and the related Vehicle was not sold; or

(c) the Servicer’s records, in accordance with Customary Servicing Practices, disclose that all insurance proceeds expected to be received have been received by the Servicer following a Casualty or other loss with respect to the related Vehicle.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Transaction Documents” means the Indenture, the Notes, the Depository Agreement, the Transaction SUBI Servicing Supplement, the Transaction SUBI Supplement, the Servicing

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Agreement (to the extent that it deals solely with the Transaction SUBI and the Transaction SUBI Portfolio), the Origination Trust Agreement (to the extent that it deals solely with the Transaction SUBI and the Transaction SUBI Portfolio), the SUBI Sale Agreement, the SUBI Transfer Agreement, the Administration Agreement, the Trust Agreement and all other documents, instruments and agreements executed or furnished on the Closing Date in connection herewith and therewith, as the same may be amended or modified from time to time.

“Transaction Lease” means, for any Transaction Vehicle, the Lease for such Transaction Vehicle.

“Transaction SUBI” means that special unit of beneficial interest of the Origination Trust created by the Transaction SUBI Supplement to which Transaction Units are allocated.

“Transaction SUBI Assets” means the Origination Trust Assets allocated to the Transaction SUBI.

“Transaction SUBI Certificate” means the certificate of beneficial ownership, representing beneficial ownership of the Origination Trust Assets comprising the Transaction SUBI Portfolio, issued pursuant to the Transaction SUBI Supplement.

“Transaction SUBI Portfolio” means the Origination Trust Assets that are from time to time identified and allocated to the Transaction SUBI in accordance with the terms of the Origination Trust Documents.

“Transaction SUBI Servicing Supplement” means the Transaction SUBI Supplement 2014-A to Servicing Agreement, dated as of the Closing Date, among the Origination Trust, the SUBI Trustee and the Servicer, as the same may be amended or modified from time to time.

“Transaction SUBI Supplement” means the Transaction SUBI Supplement 2014-A to Origination Trust Agreement, dated as of the Closing Date, between VCI, as Settlor and Initial Beneficiary, and U.S. Bank, as Administrative Trustee, UTI Trustee and SUBI Trustee, as the same may be amended or modified from time to time.

“Transaction Unit” means a Unit that has been allocated to the Transaction SUBI Portfolio, the entire beneficial ownership interest in which is represented by the Transaction SUBI Certificate.

“Transaction Vehicle” means, at any time, a Vehicle then identified and allocated to the Transaction SUBI.

“Transferor” means Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code from time to time.

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“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Transferor and the Owner Trustee, as the same may be amended and supplemented from time to time.

“Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including (i) the Transaction SUBI Certificate (transferred pursuant to the SUBI Transfer Agreement), evidencing a 100% beneficial interest in the Transaction SUBI and the Included Units, including the right to payments thereunder after the Cut-Off Date, (ii) the Transaction SUBI, (iii) the rights of the Issuer to the funds on deposit from time to time in the Accounts and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein), (iv) the rights of the Transferor, as buyer, under the SUBI Sale Agreement, (v) the rights of the Issuer, as buyer, under the SUBI Transfer Agreement, (vi) the rights of the Issuer, as a third-party beneficiary, under the Transaction SUBI Servicing Supplement, (vii) the rights of the Issuer, as a third-party beneficiary, under the Servicing Agreement, (viii) the rights of the Issuer, as a third-party beneficiary, under the Transaction SUBI Supplement, (ix) the rights of the Issuer, as a third-party beneficiary, under the Origination Trust Agreement and (x) all proceeds of the foregoing (it being understood that, with respect to Sales Proceeds, the actual Sales Proceeds (except after an exercise of remedies upon an Indenture Default) shall be held by the Qualified Intermediary or in a Qualified Intermediary Account and shall not constitute part of the Trust Estate).

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriters” mean the several underwriters set forth on Schedule I of the Underwriting Agreement dated February 4, 2014 among the Transferor, VCI and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of itself and as representative of the Underwriters.

“Unit” means a Vehicle, the related Lease and the Related Rights associated therewith.

“United States” or “USA” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).

“Updated ALG Residual” means, with respect to any Lease and the related Vehicle, the expected residual value of such Vehicle at the related Maturity Date calculated by using a residual value estimate produced by Automotive Lease Guide in December 2013 as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the MSRP of the base vehicle and all VCI authorized options, without making a distinction between the value adding options and non-value adding options.

“U.S. Bank” means U.S. Bank National Association, a national banking association, as successor to U.S. Bank Trust National Association, with a corporate trust office in Chicago, Illinois.

“UTI” has the meaning specified in Section 4.1(a) of the Origination Trust Agreement.

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“UTI Asset” has the meaning specified in Section 4.1(a) of the Origination Trust Agreement.

“UTI Certificate” has the meaning specified in Section 4.1(a) of the Origination Trust Agreement.

“UTI Portfolio” means the portfolio consisting of all Origination Trust Assets not allocated to a SUBI Portfolio.

“UTI Trustee” means U.S. Bank, as UTI Trustee under the Origination Trust Agreement.

“VCI” means VW Credit, Inc., a Delaware corporation, and its successors and assigns.

“Vehicle” means an automobile, sport utility vehicle, van, luxury vehicle, mid-range vehicle, economy vehicle, minivan or light general purpose truck, together with any and all non-severable appliances, parts, instruments, accessories, furnishings, other equipment, accessions, additions, improvements, substitutions and replacements from time to time in or to such vehicle.

“Volkswagen AG” means Volkswagen Aktiengesellschaft or its successor in interest.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Indenture, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

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